REVOLVING CREDIT AGREEMENT



                                  by and among



                     AIR EXPRESS INTERNATIONAL CORPORATION,

                            THE LENDERS PARTY HERETO,

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                   AS CO-AGENT

                                       AND

               THE BANK OF NEW YORK, AS AGENT AND AS ISSUING BANK




                                ----------------

                                   $75,000,000
                                ----------------




                            Dated as of June 28, 1996





================================================================================
================================================================================

                                TABLE OF CONTENTS


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION ............................. 1
     1.1. Definitions ..................................................... 1
     1.2. Principles of Construction ..................................... 21

2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT ....................... 22
     2.1. Revolving Credit Loans ......................................... 22
     2.2. Revolving Credit Notes ......................................... 22
     2.3. Procedure for Borrowing Revolving Credit Loans ................. 23
     2.4. Competitive Bid Loans; Procedure ............................... 24
     2.5. Termination or Reduction of Commitments and
          Letter of Credit Commitment .................................... 27
     2.6. Prepayments of the Loans ....................................... 27
     2.7. Use of Proceeds ................................................ 28
     2.8. Letter of Credit Sub-Facility .................................. 29
     2.9. Letter of Credit Participation and Funding
          Commitments .................................................... 30
     2.10. Absolute Obligation With Respect to Letter of
           Credit Payments ............................................... 31
     2.11. Payments ...................................................... 31
     2.12. Extensions .................................................... 32
     2.13. Agent's Records ............................................... 33

3. INTEREST, FEES, YIELD PROTECTIONS, ETC. ............................... 33
     3.1. Interest Rate and Payment Dates ................................ 33
     3.2. Fees ........................................................... 35
     3.3. Conversions and Continuations .................................. 35
     3.4. Concerning Eurodollar Interest Periods ......................... 36
     3.5. Indemnification for Loss ....................................... 37
     3.6. Capital Adequacy ............................................... 38
     3.7. Reimbursement for Increased Costs .............................. 38
     3.8. Illegality of Funding .......................................... 39
     3.9. Substituted Interest Rate ...................................... 40
     3.10. Taxes ......................................................... 40
     3.11. Option to Fund ................................................ 42

4. REPRESENTATIONS AND WARRANTIES ........................................ 43
     4.1. Subsidiaries ................................................... 43
     4.2. Existence and Power ............................................ 43
     4.3. Authority ...................................................... 44
     4.4. Binding Agreement .............................................. 44

     4.5. Litigation ..................................................... 44
     4.6. Required Consents .............................................. 44
     4.7. Absence of Defaults; No Conflicting Agreements ................. 45
     4.8. Compliance with Applicable Laws ................................ 45
     4.9. Taxes .......................................................... 45
     4.10. Governmental Regulations ...................................... 46
     4.11. Federal Reserve Regulations; Use of Loan
           Proceeds ...................................................... 46
     4.12. Plans ......................................................... 46
     4.13. Financial Statements .......................................... 47
     4.14. Property ...................................................... 47
     4.15. Authorizations ................................................ 48
     4.16. Environmental Matters ......................................... 48
     4.17. Absence of Certain Restrictions ............................... 49
     4.18. Status as Senior Indebtedness ................................. 49
     4.19. Security Interest ............................................. 49
     4.20. No Misrepresentation .......................................... 49

5. CONDITIONS TO EFFECTIVENESS ........................................... 50
     5.1. Evidence of Action ............................................. 50
     5.2. This Agreement ................................................. 50
     5.3. Notes .......................................................... 50
     5.4. Subsidiary Guaranty ............................................ 50
     5.5. Absence of Litigation .......................................... 51
     5.6. Approvals and Consents ......................................... 51
     5.7. Intercompany Notes ............................................. 51
     5.8. Opinion of Counsel ............................................. 51
     5.9. Opinion of Special Counsel ..................................... 51
     5.10. Subordinated Indenture ........................................ 52
     5.11. Property, Public Liability and Other
           Insurance ..................................................... 52
     5.12. Fees .......................................................... 52
     5.13. Fees and Expenses of Special Counsel .......................... 52
     5.14. Other Documents ............................................... 52

6. CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF
   CREDIT ................................................................ 52
     6.1. Compliance ..................................................... 52
     6.2. Borrowing Request; Letter of Credit Request;
          Competitive Bid Request ........................................ 53
     6.3. Other Documents ................................................ 53

7. AFFIRMATIVE COVENANTS ................................................. 53

     7.1. Financial Statements and Information ........................... 53
     7.2. Certificates; Other Information ................................ 54
     7.3. Legal Existence ................................................ 57
     7.4. Taxes .......................................................... 57
     7.5. Insurance ...................................................... 57
     7.6. Performance of Obligations ..................................... 58
     7.7. Condition of Property .......................................... 58
     7.8. Observance of Legal Requirements ............................... 58
     7.9. Inspection of Property; Books and Records;
          Discussions .................................................... 58
     7.10. Authorizations ................................................ 59
     7.11. Financial Covenants ........................................... 59
     7.12. Additional Material Domestic Subsidiaries ..................... 59
     7.13. Concerning the Collateral ..................................... 60

8. NEGATIVE COVENANTS .................................................... 60
     8.1. Indebtedness ................................................... 60
     8.2. Liens .......................................................... 61
     8.3. Merger, Consolidations and Acquisitions ........................ 62
     8.4. Dispositions ................................................... 64
     8.5. Investments, Loans, Etc. ....................................... 64
     8.6. Restricted Payments ............................................ 65
     8.7. Line of Business; Cash Management Procedures ................... 65
     8.8. ERISA .......................................................... 66
     8.9. Sale and Leaseback Transactions ................................ 66
     8.10. Amendments, Etc. of Certain Documents and
           Agreements .................................................... 66
     8.11. Transactions with Affiliates .................................. 66
     8.12. Issuance of Additional Capital Stock .......................... 66
     8.13. Limitation on Certain Restrictions on
           Subsidiaries .................................................. 67

9. DEFAULT ............................................................... 67
     9.1. Events of Default .............................................. 67
     9.2. Contract Remedies .............................................. 70

10. THE AGENT ............................................................ 71
     10.1. Appointment ................................................... 71
     10.2. Delegation of Duties .......................................... 71
     10.3. Exculpatory Provisions ........................................ 71
     10.4. Reliance by Agent ............................................. 72
     10.5. Notice of Default ............................................. 73
     10.6. Non-Reliance on Agent and Other Lenders ....................... 73

     10.7. Indemnification ............................................... 73
     10.8. Agent in Its Individual Capacity .............................. 74
     10.9. Successor Agent ............................................... 75
     10.10. Co-Agent ..................................................... 75

11. OTHER PROVISIONS ..................................................... 75
     11.1. Amendments and Waivers ........................................ 75
     11.2. Notices ....................................................... 76
     11.3. No Waiver; Cumulative Remedies ................................ 78
     11.4. Survival of Representations and Warranties
           and Certain Obligations ....................................... 78
     11.5. Payment of Expenses and Taxes ................................. 78
     11.6. Lending Offices ............................................... 79
     11.7. Assignments and Participations ................................ 79
     11.8. Indemnity ..................................................... 81
     11.9. Limitation of Liability ....................................... 82
     11.10. Counterparts ................................................. 82
     11.11. Adjustments; Set-off ......................................... 83
     11.12. Construction ................................................. 84
     11.13. Governing Law ................................................ 84
     11.14. Headings Descriptive ......................................... 84
     11.15. Severability ................................................. 84
     11.16. Integration .................................................. 84
     11.17. Consent to Jurisdiction ...................................... 85
     11.18. Service of Process ........................................... 85
     11.19. No Limitation on Service or Suit ............................. 85
     11.20. WAIVER OF TRIAL BY JURY ...................................... 85

EXHIBITS

Exhibit A                     List of Commitments
Exhibit B-1                   Form of Revolving Credit Note
Exhibit B-2                   Form of Competitive Bid Note
Exhibit C                     Form of Borrowing Request
Exhibit D                     Form of Competitive Bid Request
Exhibit E                     Form of Invitation to Bid
Exhibit F                     Form of Competitive Bid
Exhibit G                     Form of Competitive Bid Accept/Reject Letter
Exhibit H                     Form of Competitive Bid Loan Confirmation
Exhibit I                     Form of Subsidiary Guaranty
Exhibit J                     Form of Assignment and Acceptance Agreement
Exhibit K                     Form of Compliance Certificate
Exhibit L                     Form of Opinion of Counsel

Exhibit M                     Form of Opinion of Special Counsel
Exhibit N                     Form of Notice of Conversion/Continuation
Exhibit O                     Form of Letter of Credit Request

SCHEDULES

Schedule 1.1a                 List of Lending Offices
Schedule 1.1b                 List of Existing Pension Plans
Schedule 4.1                  List of Subsidiaries; Capitalization
Schedule 4.5                  List of Litigation
Schedule 5.4                  List of Persons Signing the Subsidiary Guaranty
                                    on the Effective Date
Schedule 8.1                  List of Existing Indebtedness
Schedule 8.2                  List of Existing Liens
Schedule 8.5                  List of Existing Investments

     REVOLVING CREDIT AGREEMENT, dated as of June 28, 1996, by and among AIR EXPRESS INTERNATIONAL CORPORATION, a Delaware corporation (the "Borrower"), the lenders party hereto (together with their respective assigns, the "Lenders", each a "Lender"), THE FIRST NATIONAL BANK OF CHICAGO, as Co-Agent and THE BANK OF NEW YORK, as agent for the Lenders (in such capacity, the "Agent") and as the Issuing Bank (as such term is defined below).


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     1.1. Definitions

     As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

     "ABR Advances": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

     "Accountants": Arthur Andersen LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent.

     "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

     "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise and whether in a single transaction or in a series of related transactions), of (i) the Capital Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a Subsidiary of such Person or otherwise under the control of such Person, (ii) any business, going concern or division or segment thereof, or (iii) the Property of any other Person other than in the ordinary course of business, provided, however, that no acquisition of all or substantially all of the assets of such other Person shall be deemed to be in the ordinary course of business.

     "Advance": with respect to a Revolving Credit Loan, an ABR Advance or a Eurodollar Advance, as the case may be.

     "Affected Advance": as defined in Section 3.9.

     "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Aggregate Commitment Amount": on any date, the sum of the Commitment Amounts of all Lenders on such date.

     "Aggregate  Credit Exposure":  as of any date of determination,  the sum of
(i) the outstanding principal balance of the Revolving Credit Loans and Competitive Bid Loans of all Lenders, plus (ii) an amount equal to the Letter of Credit Exposure of all Lenders.

     "Aggregate Revolving Credit Exposure": as of any date of determination, the sum of (i) the outstanding principal balance of the Revolving Credit Loans of all Lenders, plus (ii) an amount equal to the Letter of Credit Exposure of all Lenders.

     "Agreement": this Revolving Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

     "Applicable Fee Percentage": (a) with respect to the Facility Fee and the Letter of Credit Commissions, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level and under the applicable column, subject to the provisos set forth below:

                            Applicable Fee Percentage

                                                          Letter of
                                    Facility              Credit
            Pricing Level             Fee                 Commissions
            -------------           --------              -----------

            Pricing Level I          0.125%                0.250%
            Pricing Level II         0.125%                0.275%
            Pricing Level III        0.150%                0.300%
            Pricing Level IV         0.150%                0.350%
            Pricing Level V          0.250%                0.500%

     (b) The Applicable Fee Percentage shall be based on the Compliance Certificate most recently delivered pursuant to Section 7.1(c), and shall become effective on the date such Compliance Certificate is delivered to the Lenders.

     (c) Notwithstanding  anything to the contrary contained in this definition,
(i) with respect to each period, if any, during which the Borrower shall be in Default of its obligations under Section 7.1(c), for purposes of this definition, the applicable Pricing Level shall conclusively be deemed to be Pricing Level V during each such period, and (ii) except as otherwise specified in the preceding clause (i), during the period commencing on the Effective Date and ending on the date the Compliance Certificate required to be delivered pursuant to Section 7.1(c) in respect of the fiscal quarter ending June 30, 1996 is delivered to the Agent, the applicable Pricing Level shall conclusively be deemed to be Pricing Level I.

     "Applicable Lending Office": in respect of any Lender, (i) in the case of such Lender's ABR Advances and Competitive Bid Loans, its Domestic Lending Office and (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office.

     "Applicable Margin": (a) with respect to the unpaid principal amount of Eurodollar Advances, in each case at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:

                  Pricing Level                    Applicable Margin
                  -------------                    -----------------

               Pricing Level I                         0.250%
               Pricing Level II                        0.275%
               Pricing Level III                       0.300%
               Pricing Level IV                        0.350%
               Pricing Level V                         0.500%.

     (b) The Applicable Margin shall be based on the Compliance Certificate most recently delivered pursuant to Section 7.1(c), and shall become effective on the date such Compliance Certificate is delivered to the Lenders.

     (c) Notwithstanding  anything to the contrary contained in this definition,
(i) with respect to each period, if any, during which the Borrower shall be in Default of its obligations under Section 7.1(c), for purposes of this definition, the applicable Pricing Level shall conclusively be deemed to be Pricing Level V during each such period, and (ii) except as otherwise specified in the preceding clause (i), during the period commencing on the Effective Date and ending on the date the Compliance Certificate required to be delivered pursuant to Section 7.1(c) in respect of the fiscal quarter ending June 30, 1996 is delivered to the Agent, the applicable Pricing Level shall conclusively be deemed to be Pricing Level I.

     "Approved Bank": any bank whose short-term commercial paper rating from (i) S&P is at least A-1 or the equivalent thereof or (ii) Moody's is at least P-1 or the equivalent thereof.

     "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's Note and Commitment, substantially in the form of Exhibit J.

     "Assignment Fee": as defined in Section 11.7(b).

     "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other duly authorized officer (acceptable to the Agent) of such Person and (ii) any Person which is not a corporation, the general partner or other managing Person thereof.

     "Benefited Lender": as defined in Section 11.11.

     "Bid Rate": as defined in Section 2.4(b).

     "BNY": The Bank of New York.

     "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

     "Borrowing Date": any Business Day on which (i) the Lenders make Revolving Credit Loans in accordance with a Borrowing Request or (ii) one or more Lenders make Competitive Bid Loans pursuant to Competitive Bids which have been accepted by the Borrower.

     "Borrowing Request": a request for Revolving Credit Loans in the form of Exhibit C.

     "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause (i) above and which is also a day on which Eurodollar funding between banks may be carried on in London, England.

     "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which are required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capital Stock": as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equivalents.

     "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Lender or (y) any Approved Bank, in each case with maturities of not more than six months from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A- 1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial or financial company with a long term unsecured debt rating of at least A or A-2, or the equivalent of each thereof, by S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

     "Change of Control": after the Effective Date, (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) shall have become the "beneficial owner" (as defined in Rule 13d-3 under such Act) of Voting Shares entitled to exercise more than 20% of the total power of all outstanding Voting Shares (including any Voting Shares which are not then outstanding of which such person or group is deemed the beneficial owner), or (ii) a change in the Board of Directors of the Borrower shall have occurred in which the individuals who constituted the Board of Directors of the Borrower at the beginning of the two year period immediately preceding such change (together with any other director whose election by the Board of Directors of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least two thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

     "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

     "Collateral": the assets and other property in which a security interest is granted to the Agent under the Loan Documents.

     "Commitment": in respect of any Lender, such Lender's undertaking during the Commitment Period to make Revolving Credit Loans and to participate in the obligations of the Issuing Bank under and in connection with each Letter of Credit, in each case subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the Commitment Amount of such Lender.

     "Commitment Amount": as of any date and with respect to any Lender, the amount set forth adjacent to its name under the heading "Commitment Amount" in Exhibit A on such date or, in the event that such Lender is not listed on Exhibit A, the "Commitment Amount" which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such date, as the same may be reduced from time to time pursuant to Section 2.5.

     "Commitment Percentage": as to any Lender, the percentage equal to such Lender's Commitment Amount divided by the Aggregate Commitment Amount of all Lenders.

     "Commitment   Period":  the  period  from  the  Effective  Date  until  the
Commitment Termination Date.

     "Commitment Termination Date": the earlier of the Business Day immediately preceding the Maturity Date or such other date upon which the Commitments shall have been terminated in accordance with Section 2.5 or Section 9.2.

     "Compensatory Interest Payment": as defined in Section 3.1(c).

     "Competitive Bid": an offer by a Lender to make a Competitive Bid Loan, substantially in the form of Exhibit F.

     "Competitive Bid Accept/Reject Letter": a notification given by the Borrower pursuant to Section 2.4(c) substantially in the form of Exhibit G.

     "Competitive Bid Loan": a Loan from a Lender to the Borrower made pursuant to Section 2.4.

     "Competitive Bid Loan Confirmation": a confirmation by the Agent to a Lender of the acceptance by the Borrower of any Competitive Bid (or Portion thereof) made by such Lender, substantially in the form of Exhibit H.

     "Competitive Bid Note" and "Competitive Bid Notes": as defined in Section 2.4(g).

     "Competitive Bid Request": a request by the Borrower for Competitive Bids, substantially in the form of Exhibit D.

     "Competitive Interest Period": with respect to any Competitive Bid Loan, the period commencing on the Borrowing Date with respect to such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect to such Competitive Bid Loan, which date shall not be earlier than seven days after the Borrowing Date with respect to such Competitive Bid Loan nor later than 90 days after the Borrowing Date with respect to such Competitive Bid Loan; provided, however, that if any Competitive Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would be a date on or after the Maturity Date, in which case such Competitive Interest Period shall end on the next preceding Business Day, and provided further that no Competitive Interest Period shall end after the Maturity Date. Interest shall accrue from and including the first day of a Competitive Interest Period to, but excluding, the last day of such Competitive Interest Period.

     "Compliance Certificate": a certificate substantially in the form of Exhibit K.

     "Consolidated": the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

     "Consolidated EBIT": for any period, net income of the Borrower and its Subsidiaries on a Consolidated basis in respect of such period, plus to the extent deducted in determining such net income, the sum of, without duplication, interest expense and provision for income taxes, in each case of the Borrower and its Subsidiaries on a Consolidated basis.

     "Consolidated EBITDA": for any period, net income of the Borrower and its Subsidiaries on a Consolidated basis in respect of such period, plus to the extent deducted in determining such net income, the sum of, without duplication, interest expense, provision for income taxes, depreciation, amortization and other non-cash charges, in each case of the Borrower and its Subsidiaries on a Consolidated basis.

     "Consolidated Net Worth": with respect to the Borrower and its Subsidiaries on a Consolidated basis at any date, the stockholders' equity of the Borrower and the Subsidiaries on a Consolidated basis.

     "Consolidated Total Debt": at any date of determination, the aggregate Indebtedness (other than Indebtedness described in clause (iv) (except in respect of unreimbursed obligations in respect of drafts drawn under letters of credit which have been paid by the issuer thereof) or clause (vii) of the definition thereof) on such date of the Borrower and its Subsidiaries on a Consolidated basis.

     "Contingent Obligation": as to any Person (the "secondary obligor"), any obligation of such secondary obligor (i) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (ii) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such secondary obligor, whether contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (D) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (E) in respect of the liabilities of any partnership in which such secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate Property, provided, however, that the term "Contingent Obligation" shall not include the indorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Control Person": as defined in Section 3.6.

     "Default": any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

     "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of (i) the Capital Stock of, or other equity interests of, any other Person, (ii) any business, going concern or division or segment thereof, or (iii) any other Property of such Person other than in the ordinary course of business, provided, however, that no sale, assignment, transfer or disposition of (a) all or substantially all of the Property of such Person or (b) any Operating Entity shall be deemed to be in the ordinary course of business.

     "Disqualified Stock": any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable at the option of the holder thereof by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date (as from time to time extended) or is redeemable at the option of the holder thereof at any time prior to the Maturity Date (as from time to time extended), or is convertible into or exchangeable at the option of the holder thereof for debt securities at any time prior to the Maturity Date (as from time to time extended).

     "Dollars" and "$": lawful currency of the United States of America.

     "Domestic Lending Office": in respect of any Lender, initially, the office or offices of such Lender designated as such on Schedule 1.1a; thereafter, such other office of such Lender through which it shall be making or maintaining ABR Advances or Competitive Bid Loans, as reported by such Lender to the Agent and the Borrower, provided that any Lender may so report different Domestic Lending Offices for all of its ABR Advances and all of its Competitive Bid Loans, whereupon references to the Domestic Lending Office of such Lender shall mean either or both of such offices, as applicable.

     "Domestic Subsidiary": each Subsidiary of the Borrower other than a Foreign Subsidiary.

     "Effective Date": June 28, 1996.

     "Eligible  Assignee":  a Lender,  any  affiliate  of a Lender and any other
bank,   insurance  company,   pension  fund,  mutual  fund  or  other  financial
institution.

     "Employee  Benefit  Plan":  an employee  benefit plan within the meaning of
Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

     "Environmental Laws": any and all federal, state and local laws relating to the environment, the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of hazardous substances, materials or pollutants or industrial hygiene, and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA ss.9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA ss.6901 et seq.; (iii) the Toxic Substance Control Act, as amended, 15 USCA ss.2601 et seq.; (iv) the Water Pollution
Control Act, as amended, 33 USCA ss.1251 et seq.; (v) the Clean Air Act, as amended, 42

USCA ss.7401 et seq.; (vi) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 USCA ss.5101 et seq. and (vii) all rules, regulations, judgments, decrees, injunctions and restrictions thereunder and any analogous state law.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

     "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any of its Subsidiaries is a member.

     "Eurodollar Advances": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Eurodollar Rate.

     "Eurodollar Interest Period": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion/Continuation Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion/Continuation, provided, however, that (i) if any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day and (ii) any Eurodollar Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month. Eurodollar Interest Periods shall be subject to the rules contained in Section 3.4.

     "Eurodollar Lending Office": in respect of any Lender, initially, the office, branch or affiliate of such Lender designated as such on Schedule 1.1a (or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower.

     "Eurodollar   Rate":  with  respect  to  the  Eurodollar   Interest  Period
applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Agent, obtained by dividing (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%):

     (b) the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period, by

     (c) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Eurodollar Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities including deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by non-domestic offices of any Lender to United States residents. Such reserve requirements shall include, without limitation, those imposed under such Regulation D. Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under such Regulation D. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirement.

     "Event of Default": any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

     "Existing Pension Plan": a Pension Plan listed on Schedule 1.1b hereto.

     "Extension Request" as defined in Section 2.12.

     "Facility Fee" as defined in Section 3.2(a).

     "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Agent.

     "Fees": as defined in Section 2.11(a).

     "Financial Officer": as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Agent.

     "Financial Statements": as defined in Section 4.13.

     "Foreign Subsidiary": each Subsidiary of the Borrower that is not organized under the laws of the United States.

     "Funded Current Liability Percentage": as defined in Section 401(a)(29) of the Code.

     "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

     "Hazardous Substance": any hazardous or toxic substance, material or waste, including, but not limited to, (i) those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.111) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

     "Highest Lawful Rate": as to any Lender or the Issuing Bank, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes or by the Issuing Bank on the Reimbursement Agreements held thereby, as the case may be, or which may be owing to such Lender or the Issuing Bank pursuant the Loan Documents under the laws applicable to such Lender or the Issuing Bank and this transaction.

     "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vi) Capital Lease Obligations, and (vii) Contingent Obligations.

     "Indemnified Liabilities": as defined in Section 11.5.

     "Indemnified Person" and "Indemnified Persons": as defined in Section 11.8.

     "Intercompany Indebtedness": (i) Indebtedness of the Borrower to one or more of its wholly-owned Subsidiaries, and (ii) demand indebtedness of one or more of the wholly-owned Subsidiaries of the Borrower to the Borrower or any one or more of the other wholly-owned Subsidiaries of the Borrower.

     "Interest Coverage Ratio": at any date of determination, the ratio of (i) Consolidated EBIT to (ii) the interest expense of the Borrower and its Subsidiaries on a Consolidated basis, in each case for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period.

     "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance as to which the Borrower has selected a Eurodollar Interest Period of one, two or three months, the last day of the applicable Eurodollar Interest Period, (iii) as to any Eurodollar Advance as to which the Borrower has selected a Eurodollar Interest Period of six months, the day which is three months after the first day of such Eurodollar Interest Period and the last day of such Eurodollar Interest Period, (iv) as to any Competitive Bid Loan, the last day of such Competitive Interest Period, and
(v) as to all Advances and Competitive Bid Loans, the Maturity Date.

     "Interest Period": a Eurodollar Interest Period or a Competitive Interest Period, as the context may require.

     "Investments": as defined in Section 8.5.

     "Invitation to Bid": an invitation to make Competitive Bids in the form of Exhibit E.

     "Issuing Bank": BNY

     "Letter of Credit" and "Letters of Credit": as defined in Section 2.8.

     "Letter of Credit Commissions": as defined in Section 3.2(b).

     "Letter of Credit Commitment": the commitment of the Issuing Bank to issue Letters of Credit under and in accordance with the terms of this Agreement, and the commitment of the Lenders to participate in the Letter of Credit Exposure as set forth in Section 2.9.

     "Letter of Credit Exposure": at any date, (i) in respect of all the Lenders, the sum, without duplication, of (x) the aggregate undrawn face amount of the outstanding Letters of Credit at such date, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit at such date, and (z) the aggregate unpaid Reimbursement Obligations at such date (after giving effect to any Loans made on such date to pay any such Reimbursement Obligations), and (ii) in respect of any Lender, an amount equal to such Lender's Commitment Percentage multiplied by the amount determined under clause (i) of this definition.

     "Letter of Credit Request": a request in the form of Exhibit O.

     "Leverage Ratio": at any date of determination, the ratio of (x) Consolidated Total Debt on such date to (y) Consolidated EBITDA for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

     "Loans": the Revolving Credit Loans and/or the Competitive Bid Loans, as the case may be.

     "Loan Documents": collectively, this Agreement, the Notes, the Subsidiary Guaranty and the Reimbursement Agreements.

     "Loan Party": with respect to any Loan Document, any Person (other than the Agent, the Issuing Bank or any Lender) which, in accordance with the terms of such Loan Document, is or is to be a party thereto.

     "Managing Person": with respect to any Person that is a (i) corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner,
(iv) a general partnership, its managing partner or executive committee or (v) such other managing body or Person analogous to the foregoing.

     "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended, supplemented or otherwise modified from time to time.

     "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of (A) the Borrower or
(B) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents or (iii) the ability of the Agent, the Issuing Bank or any Lender to enforce the Loan Documents.

     "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, prospects or Property of (A) the Borrower or
(B) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents or (iii) the ability of the Agent, the Issuing Bank or any Lender to enforce the Loan Documents.

     "Material Domestic Subsidiary": as of any date, each Domestic Subsidiary which (a) as of the fiscal quarter end immediately preceding such date had gross revenues in excess of $2,500,000 for the four fiscal quarters then ended, or (b) has total assets in excess of $5,000,000.

     "Maturity Date": June 28, 1999 (or any date subsequent thereto resulting from an extension of the Maturity Date pursuant to Section 2.12), or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

     "Maximum Offer": as defined in Section 2.4(b).

     "Maximum Request": as defined in Section 2.4(a).

     "Moody's": Moody's Investors Service, Inc., or any successor thereto.

     "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Note": a Revolving Credit Note or a Competitive Bid Note, as the case may be.

     "Notes": the Revolving Credit Notes and/or the Competitive Bid Notes, as the case may be.

     "Notice of Conversion/Continuation": a notice substantially in the form of Exhibit N.

     "Operating Entity": (i) any Person, (ii) any business or operating unit of a Person which is, or could be, operated separate and apart from the other businesses and operations of such Person, or (ii) any other line of business or business segment.

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

     "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under
Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

     "Permitted Acquisition": an Acquisition permitted by Section 8.3(e).

     "Permitted Lien": a Lien permitted to exist under Section 8.2(a).

     "Person": any individual, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

     "Portion": as defined in Section 2.4(b).

     "Pricing Level": Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV or Pricing Level V, as the case may be.

     "Pricing Level I": any time when the Leverage Ratio is less than or equal to 1.80:1.00.

     "Pricing Level II": any time when the Leverage Ratio is greater than 1.80:1.00 but less than or equal to 2.00:1.00.

     "Pricing Level III": any time when the Leverage Ratio is greater than 2.00:1.00 but less than or equal to 2.25:1.00.

     "Pricing Level IV": any time when the Leverage Ratio is greater than 2.25:1.00 but less than or equal to 2.50:1.00.

     "Pricing Level V": any time when the Leverage Ratio is greater than 2.50:1.00.

     "Prohibited Transaction": a transaction that is prohibited under Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

     "Property": all types of real, personal, tangible, intangible or mixed property.

     "Real Property": all real property owned or leased by the Borrower or any of its Subsidiaries.

     "Regulatory Change": (i) the introduction or phasing in of any law, rule or regulation after the Relevant Date, (ii) the issuance or promulgation after the Relevant Date of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (iii) any change after the Relevant Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof. For purposes of this definition, the term "Relevant Date" shall mean (i) in the case of each Lender listed on the signature pages hereto, the Effective Date, or (ii) in the case of each other Lender, the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Lender.

     "Reimbursement Agreement": as defined in Section 2.8(b).

     "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank for amounts drawn under the Letter of Credit.

     "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) of

ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (iii) any failure to make any payment required by Section 412(m) of the Code.

     "Required Lenders": at any date of determination, (i) if on such date the Commitments exist and no Revolving Credit Loans or Letters of Credit are outstanding, Lenders having Commitment Amounts equal to more than 66-2/3% of the sum of the Aggregate Commitment Amount; (ii) if on such date the Commitments exist and Revolving Credit Loans or Letters of Credit are outstanding, Lenders which have Revolving Credit Loans outstanding and unreimbursed obligations in respect of Letters of Credit in an aggregate unpaid amount equal to more than 66-2/3% of the Aggregate Revolving Credit Exposure; and (iii) if on such date the Commitments have been terminated or otherwise no longer exist, Lenders holding Notes having an aggregate unpaid principal balance equal to more than 66-2/3% of the Aggregate Credit Exposure.

     "Restricted Payment": as to any Person (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock or other equity interest in such Person now or hereafter outstanding (other than a dividend payable solely in shares of such Capital Stock to the holders of such shares) and (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of Capital Stock or other equity interest in such Person now or hereafter outstanding.

     "Revolving Credit Exposure": with respect to any Lender as of any date, the sum as of such date of (i) the outstanding principal balance of such Lender's Revolving Credit Loans plus (ii) an amount equal to such Lender's Letter of Credit Exposure.

     "Revolving Credit Loan" and "Revolving Credit Loans": as defined in Section 2.1.

     "Revolving Credit Note" and "Revolving Credit Notes": as defined in Section 2.2.

     "Sale and Leaseback Transaction": any transaction or series of related transactions pursuant to which a Person sells or transfers any Property and leases, or purchases on an installment payment basis, such Property from the buyer or transferee thereof.

     "S&P": Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

     "Special  Counsel":  Emmet,  Marvin & Martin,  LLP,  special counsel to the
Agent.

     "Submission Deadline": as defined in Section 2.4(b).

     "Subordinated Debentures": the 6% Convertible Subordinated Debentures due 2003, issued by the Borrower pursuant to the Subordinated Indenture, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Section 8.10.

     "Subordinated Indenture": the Subordinated Indenture, dated as of January 15, 1993, by and between the Borrower and the Trustee, pursuant to which the Subordinated Debentures were issued, as the same may be amended, supplemented or otherwise modified in accordance with the provisions of Section 8.10.

     "Subordinated Indenture Refinance Documents": the Term Loan Agreement, in final form, by and between the Borrower and BNY, providing for a term loan to be made available to the Borrower in connection with the redemption and repurchase of the Subordinated Debentures, together with all documents, instruments and other agreements executed or delivered in connection therewith, in each case as amended, supplemented or otherwise modified from time to time.

     "Subordinated Indenture Refinance Indebtedness": all Indebtedness, together with all other accrued and unpaid obligations, of the Borrower under the Subordinated Indenture Refinance Documents.

     "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any of its Subsidiaries of such Person, directly or indirectly, either
(i) in respect of a corporation, owns or controls more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the Managing Person, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

     "Subsidiary Guaranty": as defined in Section 5.4.

     "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

     "Tax on the Overall Net Income": as to any Person, a Tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its Domestic Lending Office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

     "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

     "Trustee": The Bank of New York, as trustee under the Subordinated Indenture or any successor trustee thereunder.

     "Unfunded Pension Liabilities": with respect to any Pension Plan, at any date of determination, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions", over the fair market value of Pension Plan assets.

     "United States": the United States of America (including the States thereof and the District of Columbia).

     "Unqualified Amount": as defined in Section 3.1(c).

     "Unrecognized Retiree Welfare Liability": with respect to any Employee Benefit Plan that provides postretirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," as of the most recent valuation date, that has not been recognized as an expense in an income statement of the Borrower and its Subsidiaries, provided that (i) prior to the date such Statement is applicable to the Borrower, such amount shall be based on an estimate made in good faith of such transition obligation, and (ii) for purposes of determining the aggregate amount of the Unrecognized Retiree Welfare Liability, Plans maintained by a Subsidiary that is not otherwise an ERISA Affiliate shall be included.

     "Voting Shares": all outstanding shares of any class or classes (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors.

     1.2. Principles of Construction

     (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

     (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

     (d) The phrase "may not" is prohibitive and not permissive.

     (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

     (f) Unless specifically provided in a Loan Document to the contrary, references to a time shall refer to New York City time.

     (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.

2.       AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT

         2.1.     Revolving Credit Loans

     Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and/or with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Commitment Period, provided, however, that immediately after giving effect thereto (i) such Lender's Revolving Credit Exposure would not exceed such Lender's Commitment Amount and (ii) the Aggregate Credit Exposure would not exceed the Aggregate Commitment Amount. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Commitments, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.3 and 3.3, at the option of the Borrower, Revolving Credit Loans may be made as (i) one or more ABR Advances,
(ii) one or more Eurodollar Advances or (iii) any combination thereof.

     2.2. Revolving Credit Notes

     The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-1, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Revolving Credit Note" and, collectively with the Revolving Credit Notes of all other Lenders, the "Revolving Credit Notes"), payable to the order of such Lender for the account of its Applicable Lending Office, dated the Effective Date, and in the stated principal amount equal to such Lender's Commitment Amount. The outstanding principal balance of the Revolving Credit Loans shall be due and payable on the Maturity Date.

     2.3. Procedure for Borrowing Revolving Credit Loans

     (a) The Borrower may borrow Revolving Credit Loans under the Commitments on any Business Day during the Commitment Period, provided, however, that the Borrower shall notify the Agent by the delivery of a Borrowing Request, which shall be sent by facsimile and shall be irrevocable (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Borrowing Request manually signed by the Borrower), no later than 11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances, and 11:00 a.m., on the requested Borrowing Date, in the case of ABR Advances, specifying (i) the aggregate principal amount to be borrowed under the Commitments, (ii) the requested Borrowing Date, (iii) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and, if the borrowing is to consist of one or more Eurodollar Advances, the length of the

Eurodollar Interest Period for each such Eurodollar Advance. Each (i) Eurodollar Advance shall equal no less than $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof and (ii) each ABR Advance made on each Borrowing Date shall equal no less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof or, if less, the excess of the Aggregate Commitment Amount over the Aggregate Credit Exposure.

     (b) Upon receipt of each Borrowing Request, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of the requested Revolving Credit Loan available to the Agent for the account of the Borrower at the office of the Agent set forth in Section 11.2 not later than 12:00 noon on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Agent at such office. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

     (c) Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by facsimile or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the requested Revolving Credit Loan from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Revolving Credit Loans available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.1 for ABR Advances, and, in the case of such Lender, at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Revolving Credit Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans.

     (d) If a Lender makes a new Revolving Credit Loan on a Borrowing Date on which the Borrower is to repay a Revolving Credit Loan or Competitive Bid Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new Revolving Credit Loan over the Revolving Credit Loan or Competitive Bid Loan being repaid need be made available to the Agent.

     2.4. Competitive Bid Loans; Procedure

     (a) The Borrower may make a request for a Competitive Bid Loan by delivering a Competitive Bid Request to the Agent as set forth below by 11:00 a.m. at least one Business Day prior to the proposed Borrowing Date. Each Competitive Bid Request given to the Agent (which shall promptly on the same day give notice thereof to each Lender by facsimile transmission of an Invitation to Bid if the Competitive Bid Request is not rejected pursuant to this Section) shall be given in writing by facsimile transmission (confirmed promptly, and in any event within five Business Days, by the delivery to the Agent of a Competitive Bid Request manually signed by the Borrower), and shall specify (i) the proposed Borrowing Date, which shall be a Business Day, (ii) the aggregate amount of the requested Competitive Bid Loans (the "Maximum Request"), which shall be in a principal amount equal to $1,000,000 or an integral multiple of $100,000 in excess thereof, (iii) the Competitive Interest Period(s) therefor and the last day of each such Competitive Interest Period, and (iv) if more than one Competitive Interest Period is so specified, the principal amount allocable to each such Competitive Interest Period (which amount shall not be less than $1,000,000 or an integral multiple of $100,000 in excess thereof); provided however, that immediately after giving effect to the requested Competitive Bid Loan, the Aggregate Credit Exposure shall not exceed the Aggregate Commitment Amount. A Competitive Bid Request that does not conform substantially to the form of Exhibit D shall be rejected, and the Agent shall promptly notify the Borrower of such rejection. Notwithstanding anything contained herein to the contrary, (i) not more than three Competitive Interest Periods may be requested pursuant to any Competitive Bid Request, and (ii) not more than six Competitive Bid Loans may be outstanding at any one time, provided, however, that at no time shall the number of the Competitive Interest Periods in respect of outstanding Competitive Bid Loans and Eurodollar Interest Periods in respect of outstanding Eurodollar Advances exceed eight.

     (b) Each Lender in its sole discretion may (but is not obligated to) submit one or more Competitive Bids to the Agent not later than 10:00 a.m. on the proposed Borrowing Date specified in such Competitive Bid Request (such time being herein called the "Submission Deadline"), by facsimile or other writing, and thereby irrevocably offer to make all or any part (any such part referred to as a "Portion") of any Competitive Bid Loan described in the relevant Competitive Bid Request at a rate of interest per annum (each a "Bid Rate") specified therein in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof, provided that Competitive Bids submitted by BNY may only be submitted if BNY notifies the Borrower of the terms of its Competitive Bid not later than thirty minutes prior to the Submission Deadline. Multiple Competitive Bids may be delivered to the Agent by a Lender. The aggregate Portions of Competitive Bid Loans for any or all Competitive Interest Periods offered by each Lender in its Competitive Bid may exceed the Maximum Request contained in the relevant Competitive Bid Request, provided that each Competitive Bid shall set forth the maximum aggregate amount of the Competitive Bid Loans offered thereby which the Borrower may accept (the "Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request. If the Agent has not received a Competitive Bid from any Lender by the Submission Deadline, such Lender shall be deemed not to have made a Competitive Bid and shall not be permitted or obligated to make a Competitive Bid Loan on the proposed Borrowing Date.

     (c) The Agent shall promptly give notice by telephone (promptly confirmed by facsimile or other writing) to the Borrower of all Competitive Bids received by the Agent prior to the Submission Deadline which comply in all material respects with this Section. The Borrower, shall, in its sole discretion, but subject to Section 2.4(d), irrevocably accept or reject any such Competitive Bid (or any Portion thereof) not later than 10:30 a.m. on the day of the Submission Deadline by notice to the Agent by telephone (confirmed by facsimile or other writing in the form of a Competitive Bid Accept/Reject Letter promptly the same day). Promptly upon receipt by the Agent of such a Competitive Bid Accept/Reject Letter, the Agent will give notice to each Lender that submitted a Competitive Bid as to the extent, if any, that such Lender's Competitive Bid shall have been accepted. If the Agent fails to receive notice from the Borrower of its acceptance or rejection of any Competitive Bids at or prior to 10:30 a.m. on the day of the Submission Deadline, all such Competitive Bids shall be deemed to have been rejected by the Borrower, and the Agent will give to each Lender that submitted a Competitive Bid notice of such rejection by telephone on such day. In due course following the acceptance of any Competitive Bid, the Agent shall notify each Lender which submitted a Competitive Bid, in the form of a Competitive Bid Loan Confirmation, of the amount, maturity date and Bid Rate for each Competitive Bid Loan.

     (d) If the Borrower accepts a Portion of a proposed Competitive Bid Loan for a single Competitive Interest Period at the Bid Rate provided therefor in a Lender's Competitive Bid, such Portion shall be in a principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof (subject to such lesser allocation as may be made pursuant to the provisions of this Section 2.4(d)). The aggregate principal amount of Competitive Bid Loans accepted by the Borrower following Competitive Bids responding to a Competitive Bid Request shall not exceed the Maximum Request. The aggregate principal amount of
Competitive Bid Loans accepted by the Borrower pursuant to a Lender's Competitive Bid shall not exceed the Maximum Offer therein contained. If the Borrower accepts any Competitive Bid Loans or Portion offered in any Competitive Bid, the Borrower must accept Competitive Bids (and Competitive Bid Loans and Portions thereby offered) based exclusively upon the successively lowest Bid Rates within each Competitive Interest

Period and no other criteria. If two or more Lenders submit Competitive Bids with identical Bid Rates for the same Competitive Interest Period and the Borrower accepts any thereof, the Borrower shall, subject to the first three sentences of this Section 2.4(d), accept all such Competitive Bids as nearly as possible in proportion to the amounts of such Lender's respective Competitive Bids with identical Bid Rates for such Competitive Interest Period, provided, that if the amount of Competitive Bid Loans to be so allocated is not sufficient to enable each such Lender to make such Competitive Bid Loan (or Portions thereof) in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, the Borrower shall round the Competitive Bid Loans (or Portions thereof) allocated to such Lender or Lenders as the Borrower shall select as necessary to a minimum of $500,000 or an integral multiple of $100,000 in excess thereof.

     (e) Not later than 2:00 p.m. on the relevant Borrowing Date, each Lender whose Competitive Bid was accepted by the Borrower shall make available to the Agent at its office set forth in Section 11.2, in immediately available funds, the proceeds of such Lender's Competitive Bid Loan(s). The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available by the Agent in like funds as received on such Borrowing Date to the Borrower by the Agent at the office of the Agent set forth in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of such amounts received by the Agent.

     (f) All notices required by this Section 2.4 shall be given in accordance with Section 11.2.

     (g) The Competitive Bid Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-2 (each, as indorsed or modified from time to time, a "Competitive Bid Note" and, collectively with the Competitive Bid Notes of all other Lenders, the "Competitive Bid Notes"), payable to the order of such Lender for the account of its Applicable Lending Office, and dated the Effective Date. Each Competitive Bid Loan shall be due and payable on the earlier of (i) the last day of the Competitive Interest Period applicable thereto and (ii) the Maturity Date. Competitive Bid Loans may not be prepaid.

     2.5.   Termination  or  Reduction  of  Commitments  and  Letter  of  Credit
Commitment

     (a) Voluntary Reductions. The Borrower shall have the right, upon at least three Business Days' prior written notice to the Agent, to (i) terminate the Commitments of all of the Lenders, provided that after giving effect thereto (and any contemporaneous prepayment of the Loans), the Aggregate Credit Exposure shall equal zero or (ii) from time to time to permanently reduce the Commitments of all of the Lenders, provided, however, that (x) any such reduction shall be in the amount of $5,000,000 or such amount plus a whole multiple of $500,000 in excess thereof and (y) the Borrower shall prepay the

Revolving Credit Loans as required by Section 2.6(b) so that immediately after giving effect thereto (and any contemporaneous prepayment of the Revolving Credit Loans), the Aggregate Credit Exposure shall be less than or equal to the Aggregate Commitment Amount, and the Revolving Credit Exposure of any Lender shall be less than or equal to such Lender's Commitment Amount.

     (b) In General. Each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender's Commitment Amount by an amount equal to such Lender's Commitment Percentage of such reduction. Simultaneously with each reduction of the Aggregate Commitment Amount under this Section, the Borrower shall pay the Facility Fee accrued on the amount by which the Aggregate Commitment Amount shall have been reduced.

     2.6. Prepayments of the Loans

     (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Revolving Credit Loans without premium or penalty (but subject to Section 3.5), in full at any time or in part from time to time by notifying the Agent in writing at least one Business Day prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date, in the case of Revolving Credit Loans consisting of Eurodollar Advances, specifying whether the Revolving Credit Loans to be prepaid consist of ABR Advances, Eurodollar Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment of the Revolving Credit Loans pursuant to this subsection shall be in an aggregate principal amount of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, or, if less, the outstanding principal balance of the Revolving Credit Loans. After giving effect to any partial prepayment of the Revolving Credit Loans with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall exceed (subject to Section 3.3) $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof.

     (b) Mandatory Prepayments of Loans Relating to Terminations of the Commitments and Reductions of the Aggregate Commitment Amount. Simultaneously with the termination of the Commitments of all of the Lenders and each reduction of the Aggregate Commitment Amount under Section 2.5, the Borrower shall prepay the Loans in full in the case of the termination of the Commitments of all of the Lenders and prepay the Loans by the amount, if any, by which the Aggregate Credit Exposure exceeds the Aggregate Commitment Amount as so reduced, in the case of a reduction of the Aggregate Commitment Amount.

     (c) In General. All prepayments of Revolving Credit Loans shall be made together with accrued interest to the date of such prepayment on the amount prepaid. Unless otherwise specified by the Borrower, each prepayment of Revolving Credit Loans shall first be applied to ABR Advances and thereafter to Eurodollar Advances in any manner deemed appropriate by the Agent. If any prepayment is made in respect of any Eurodollar Advance, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the Lenders in accordance with Section 3.5.

     2.7. Use of Proceeds

     The Borrower agrees that the proceeds of the Loans shall be used solely, directly or indirectly, for the Borrower's general corporate and working capital purposes not inconsistent with the provisions hereof, including, without limitation, the making of Permitted Acquisitions. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower agrees that no part of the proceeds of any Loan will be used, directly or indirectly, for a purpose which violates any law, including, without limitation, the provisions of Regulations G, U or X of the Board of Governors of the Federal Reserve System, as amended.

     2.8. Letter of Credit Sub-Facility

     (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other Lenders set forth in Section 2.9, to issue standby letters of credit (the "Letters of Credit"; each, individually, a "Letter of Credit") during the Commitment Period for the account of the Borrower, provided that immediately after the issuance of each Letter of Credit (i) the aggregate amount available to be drawn under all Letters of Credit (whether or not the conditions for drawing thereunder have or may be satisfied) would not exceed $15,000,000, and (ii) the Aggregate Credit Exposure would not exceed the Aggregate Commitment Amount. Each Letter of Credit issued pursuant to this Section shall have a termination date which shall be not later than the earlier of (1) twelve months after the date of issuance thereof and (2) the Business Day immediately preceding the Maturity Date. No Letter of Credit shall be issued if the Agent, or any Lender by notice to the Agent no later than 1:00 p.m. one Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that any condition set forth in Section 5 or 6 has not been satisfied.

     (b) Each Letter of Credit shall be issued for the account of the Borrower solely for workmen's compensation purposes and performance and payment bonds and other obligations of like nature. The Borrower shall give the Agent a Letter of Credit Request for the issuance of each Letter of Credit by 11:00 a.m., three Business Days prior to the requested date of issuance. Such Letter of Credit Request shall be accompanied by the Issuing Bank's standard Application and Agreement for Standby Letter of Credit (each, a

"Reimbursement Agreement") executed by an Authorized Signatory of the Borrower, and shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Borrower in respect of which such Letter of Credit is to be issued, (ii) the Borrower's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested date of issuance. Upon receipt of such Letter of Credit Request from the Borrower, the Agent shall promptly notify the Issuing Bank and each other Lender thereof. The Issuing Bank shall, on the proposed date of issuance and subject to the other terms and conditions of this Agreement, issue the requested Letter of Credit. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuing Bank shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein.

     (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to an obligation on the part of the Borrower to reimburse the Issuing Bank immediately for the amount thereof.

     (d) Notwithstanding anything to the contrary contained herein or in any Reimbursement Agreement, to the extent that the terms of this Agreement shall be inconsistent with the terms of such Reimbursement Agreement, the terms of this Agreement shall govern.

     2.9. Letter of Credit Participation and Funding Commitments

     (a) Each Lender hereby unconditionally and irrevocably, severally (and not jointly) for itself only and without any notice to or the taking of any action by such Lender, takes an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Lender's Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuing Bank for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to Sections 2.8(c) and 2.10 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

     (b) The Issuing Bank shall promptly notify the Agent, and the Agent will promptly notify each Lender (which notice shall be promptly confirmed in writing), of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Borrower as provided in Section 2.8(c), and forthwith upon receipt of such notice, such Lender (other than the Issuing Bank in its capacity as a Lender) shall make available to the Agent for the account of the Issuing Bank its Commitment Percentage of the amount of such unreimbursed draft at the office of the Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 p.m., on the day such notice was given by the Agent, if the relevant notice was given by the Agent at or prior to 1:00 p.m., on such day, and before 12:00 noon, on the next Business Day, if the relevant notice was given by the Agent after 1:00 p.m., on such day. The Agent shall distribute the payments made by each Lender (other than the Issuing Bank in its capacity as a Lender) pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Agent and the Issuing Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses and an administration fee of not less than $100 payable to the Issuing Bank as the issuer of the relevant Letter of Credit) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Agent with such Lender's Commitment Percentage of the amount of any payment made by the Issuing Bank under a Letter of Credit in accordance with this subsection (b) (except in respect of losses, liabilities or other obligations suffered by the Issuing Bank resulting from the gross negligence or willful misconduct of the Issuing Bank). If a Lender does not make available to the Agent when due such Lender's Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit (other than payments made by the Issuing Bank by reason of its gross negligence or willful misconduct), such Lender shall be required to pay interest to the Agent for the account of the Issuing Bank on such Lender's Commitment Percentage of such payment at a rate of interest per annum equal to the Federal Funds Rate for the first three days after the due date of such payment until the date such payment is received by the Agent and the Federal Funds Rate plus 2% thereafter. The Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

     (c) Whenever the Agent is reimbursed by the Borrower, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent will pay over such payment to such Lender (i) before 4:00 p.m. on the day such payment from the Borrower is received, if such payment is received at or prior to 1:00 p.m. on such day, or (ii) before 12:00 noon on the next succeeding Business Day, if such payment from the Borrower is received after 1:00 p.m. on such day.

     2.10. Absolute Obligation With Respect to Letter of Credit Payments

     The Borrower's obligation to reimburse the Agent for the account of the Issuing Bank in respect of a Letter of Credit for each payment under or in respect of such Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Agent, the Issuing Bank, as issuer of such Letter of Credit, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse the Agent for the account of the Issuing Bank, as issuer of a Letter of Credit, for any wrongful payment under such Letter of Credit made as a result of the Issuing Bank's gross negligence or willful misconduct.

     2.11. Payments

     (a) Each payment, including each prepayment, of principal and interest on the Loans, of the Facility Fee, the Letter of Credit Commissions and of all of the other fees to be paid to the Agent and the Lenders pursuant to or in connection with this Agreement (the Facility Fee, the Letter of Credit Commissions, together with all of such other fees, being sometimes hereinafter collectively referred to as the "Fees") shall be made by the Borrower prior to 12:00 noon on the date such payment is due to the Agent for the account of the applicable Lenders at the Agent's office specified in Section 11.2, in each case in lawful money of the United States, in immediately available funds and without set-off or counterclaim. As between the Borrower and the Lenders, any payment by the Borrower to the Agent for the account of the Lenders shall be deemed to be payment by the Borrower to the Lenders. The failure of the Borrower to make any such payment by such time shall not constitute a Default, provided that such payment is made on such due date, but any such payment made after 12:00 noon on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. Promptly upon receipt thereof by the Agent, each payment of principal and interest on Revolving Credit Loans shall be remitted by the Agent in like funds as received to each Lender pro rata according to its share of the funds being paid. Promptly upon receipt thereof by the Agent, each payment of principal and interest on a Competitive Bid Loan shall be remitted by the Agent in like funds as received to the Lender that made such Competitive Bid Loan; provided that if more than one Lender made a Competitive Bid Loan to the Borrower on the same day, at the same interest rate and for the same Competitive Interest Period, any payment on any such Competitive Bid Loan shall be remitted by the Agent in like funds as received pro rata according to the outstanding principal balance of all such Competitive Bid Loans. Promptly upon receipt thereof by the Agent, each payment of the Facility Fee and the Letter of Credit Commissions shall be remitted by the Agent in like funds as received to each Lender pro rata according to such Lender's Commitment Amount.

     (b) If any payment hereunder, under the Notes or under any Reimbursement Agreement shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Eurodollar Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however that if such next Business Day is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day.

     2.12. Extensions

     Provided that no Default or Event of Default shall exist, the Borrower may request, on any one date that is not less than 60 days prior to the then current Maturity Date, that the Maturity Date be extended for an additional 365 days by giving written notice thereof (each an "Extension Request") to the Agent and, upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each Lender shall endeavor to respond to the Extension Request, if any, within 30 days of its receipt of notice thereof, provided that each Lender which shall have failed so to respond by such time shall be deemed not to have consented thereto. In the event that any Lender shall not have consented, in accordance with this Section 2.12, to such extension, the then current Maturity Date shall not be extended and shall remain in full force and effect. In the event that all Lenders shall have so consented, the then existing Maturity Date shall be extended to the day which is 365 days after such date (or, if such date is not a Business Day, the Business Day immediately preceding such day).

     2.13. Agent's Records

     The Agent's records regarding the amount of each Loan and Letter of Credit, each payment by the Borrower of principal and interest on the Loans and Reimbursement Obligations and other information relating to the Loans and the Letters of Credit shall be presumptively correct absent manifest error.


3.       INTEREST, FEES, YIELD PROTECTIONS, ETC.

     3.1. Interest Rate and Payment Dates

     (a) Prior to Maturity. Except as otherwise provided in Section 3.1(b) and 3.1(c), prior to maturity, (i) Competitive Bid Loans shall bear interest at the applicable Bid Rates accepted by the Borrower pursuant to Section 2.4 and (ii) Revolving Credit Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:

                  ADVANCES                         RATE

         Each ABR Advance            Alternate Base Rate.

        Each Eurodollar Advance     Eurodollar  Rate  for the  applicable
                                    Interest  Period  plus the Applicable
                                    Margin.

     (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default under Section 9.1(a) or (b), the unpaid principal balance of the Loans shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% plus the rate which would otherwise be applicable pursuant to Section 2.4 (in the case of Competitive Bid Loans) and
Section 3.1(a) (in the case of Revolving Credit Loans), from the date of such nonpayment to, but not including, the date such balance is paid in full. For purposes of the preceding sentence, the rate applicable pursuant to Section 2.4 or 3.1(a), as the case may be, to any overdue, principal, interest or other amount payable under the Loan Documents shall be (i) in the case of an overdue principal balance of any Eurodollar Advance, the applicable Eurodollar Rate plus the Applicable Margin until the last day of the applicable Eurodollar Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Base Rate, (ii) in the case of an overdue principal balance of any Competitive Bid Loan, the applicable Bid Rate until the last day of the applicable Competitive Interest Period (or the earlier termination thereof pursuant to this Agreement) and thereafter at the Alternate Base Rate and (iii) in all other cases at the Alternate Base Rate. All such interest shall be payable on demand.

     (c) Highest Lawful Rate. At no time shall the interest rate payable on the Loans, together with the Fees and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid hereunder, to the extent the same shall (but for the provisions of this Section) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an "Unqualified Amount"), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans, and (ii) if in any subsequent period during the term of this Agreement, all amounts payable hereunder in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to the Lender in respect of such period an amount (each a "Compensatory Interest Payment") equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the Unqualified Amount less all other Compensatory Interest Payments made in respect thereof.

     (d) In General. Interest on (i) ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate, Eurodollar Advances and Competitive Bid Loans shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 3.1(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Revolving Credit Loans resulting from a change in the Alternate Base Rate or reserve requirements shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of any change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, the BNY Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

     3.2. Fees

     (a) Facility Fees. The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Facility Fee"), during the period from the Effective Date through the Maturity Date, at a rate per annum equal to the Applicable Fee Percentage on the average daily Aggregate Commitment Amount, regardless of usage. The Facility Fee shall be payable (i) quarterly in arrears on the last day of each March, June, September and December during such period commencing on the first such day following the Effective Date, (ii) on the date of any reduction in the Aggregate Commitment Amount (to the extent of such reduction) and (iii) on the Maturity Date. The Facility Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     (b) Letter of Credit Commissions. The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, commissions (the "Letter of Credit Commissions") with respect to each Letter of Credit for the period from and including the date of issuance thereof to and including the expiration date thereof, at a rate per annum equal to the Applicable Fee Percentage in effect on the date of issuance thereof on the average daily amount available to be drawn under such Letter of Credit. The Letter of Credit Commissions shall be (i) calculated on the basis of a 360-day year for the actual number of days elapsed, and (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year, on the expiration or cancellation of such Letter of Credit. In addition to the Letter of Credit Commissions, the Borrower agrees to pay to the Issuing Bank, for its own account, its standard fees and charges customarily charged to customers similar to the Borrower with respect to any Letter of Credit.

     (c) Agent's and Issuing Bank's Fees. The Borrower agrees to pay to the Agent and the Issuing Bank, for their own respective accounts, such other fees as have been agreed to in writing by the Borrower, the Agent and the Issuing Bank.

     3.3. Conversions and Continuations

     (a) The Borrower may elect from time to time to convert one or more Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice of such election by the delivery by facsimile of a Notice of Conversion/Continuation, specifying the amount to be so converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Eurodollar Interest Period applicable thereto. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to Eurodollar Advances and (ii) to continue Eurodollar Advances by selecting a new Eurodollar Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice of such election by the delivery by facsimile of a Notice of Conversion/Continuation, in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted and the initial Eurodollar Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any continuation of Eurodollar Advances shall only be made on the last day of the Eurodollar Interest Period applicable to the Eurodollar Advances which are to be continued as such new Eurodollar Advances. The Agent shall promptly provide the Lenders with a notice of each such election. Loans may be converted pursuant to this Section in whole or in part, provided that the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.3 and having the same Eurodollar Interest Period as such first Eurodollar Advance, shall equal no less than $1,000,000 or such amount plus a whole multiple of $100,000 in excess thereof.

     (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to elect to convert any existing ABR Advance to a Eurodollar Advance or to continue a Eurodollar Advance as a Eurodollar Advance with a new Eurodollar Interest Period. In such event, such ABR Advance shall be automatically continued as an ABR Advance or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Eurodollar Interest Period applicable to such Eurodollar Advance. In addition, if an Event of Default shall have occurred and be continuing, the Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Required Lenders shall designate, of the outstanding Eurodollar Advances shall be automatically converted to ABR Advances, in which event such Eurodollar Advances shall be automatically converted to ABR Advances on the date such notice is given.

     (c) Each conversion or continuation shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

     (d) Competitive Bid Loans may not be converted or continued.

     3.4. Concerning Eurodollar Interest Periods

     Notwithstanding any other provision of any other Loan Document:

     (a) If the Borrower  shall have failed to elect a Eurodollar  Advance under
Section 2.3 or 3.3, as the case may be, in connection with any borrowing of new Revolving Credit Loans or expiration of a Eurodollar Interest Period with respect to any existing Eurodollar Advance, the amount of the Revolving Credit Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to Section 3.3.

     (b) No Eurodollar Interest Period selected in respect of conversion or continuation of any Eurodollar Advance comprising a Revolving Credit Loan shall end after the Maturity Date.

     (c) The Borrower shall not be permitted to have more than eight Eurodollar Advances outstanding at any one time, provided, however, that at no time shall the number of the Competitive Interest Periods in respect of outstanding Competitive Bid Loans and Eurodollar Interest Periods in respect of outstanding Eurodollar Advances exceed eight.

     3.5. Indemnification for Loss

     Notwithstanding anything contained herein to the contrary, if (i) the Borrower shall fail for any reason to borrow, convert or continue an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 3.3, (ii) the Borrower shall fail to borrow a Competitive Bid Loan after it shall have accepted one or more offers therefor pursuant to Section 2.4, (iii) a Eurodollar Advance or a Competitive Bid Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or (iv) any repayment or prepayment of the principal amount of a Eurodollar Advance is made by the Borrower for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow, convert or continue, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance or its Competitive Bid Loan, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to its pro rata share of such Eurodollar Advance or its Competitive Bid Loan, as the case may be, and any internal processing charge customarily charged by such Lender in connection therewith. At the election of such Lender, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest (excluding the Applicable Margin) that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (ii) the interest component of the return that such Lender determines it could have obtained had it placed such amount on deposit (A) in the case of a Eurodollar Advance, in the interbank eurodollar market selected for a period equal to the applicable Eurodollar Interest Period or its remaining portion and (B) in the case of a Competitive Bid Loan, in the domestic certificate of deposit market selected for a period equal to the applicable Competitive Interest Period or its remaining portion. Each determination by the Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrower absent manifest error.

     3.6. Capital Adequacy

     If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person"), shall be affected by the occurrence of a Regulatory Change and such Lender shall have determined that Regulatory Change shall have had or will thereafter have the effect of reducing (i) the rate of return on such Lender's or such Control Person's capital, or (ii) the asset value to such Lender or such Control Person of the Loans made or maintained by such Lender, in either case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account such Lender's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender to be material to such Lender or Control Person, then, within ten days after demand by such Lender, the Borrower shall pay to such Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction.

     3.7. Reimbursement for Increased Costs

     If any Lender shall determine that a Regulatory Change:

     (a) does or shall subject any Lender to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar

Advances, or impose on the Agent, the Issuing Bank or such Lender any other condition regarding the Letters of Credit including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for imposition of, or change in the rate of, Tax on the Overall Net Income of such Lender); or

     (b) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate or against any Letters of Credit issued or participated in by any Lender; and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting, continuing or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or to reduce any amount receivable hereunder in respect of its Eurodollar Advances, or to increase the cost to the Issuing Bank of issuing or maintaining the Letters of Credit or the cost to any Lender of participating therein or the cost to the Agent or the Issuing Bank of performing its respective functions hereunder with respect to the Letters of Credit, then, in any such case, the Borrower shall pay such Lender, within 10 days after demand therefor, such additional amounts as is sufficient to compensate such Lender, the Issuing Bank or the Agent, as the case may be, for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender, the Issuing Bank or the Agent, as the case may be; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders with respect to withholding Taxes for which the Borrower has no obligation under Section 3.10. No failure by any Lender to demand compensation for any increased cost in respect of a Eurodollar Advance during any Interest Period applicable thereto shall constitute a waiver of such Lender's right to demand such compensation at any time. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing sentence submitted by a Lender, the Issuing Bank or the Agent, as the case may be, to the Borrower shall be conclusive absent manifest error.

     3.8. Illegality of Funding

     Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Agent thereof, and (i) the commitment of such Lender to make such Eurodollar Advances or convert ABR Advances to Eurodollar Advances shall forthwith be suspended, (ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (iii) such Lender's Revolving Credit Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to an ABR

Advance on the last day of the then current Eurodollar Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Agent and the Borrower thereof and, upon receipt of such notice by each of the Agent and the Borrower, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated.

     3.9. Substituted Interest Rate

     In the event that (i) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 3.1 or (ii) the Required Lenders shall have notified the Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Revolving Credit Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or of Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion/Continuation Date for such Affected Advances. If the Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to or continued as Affected Advances shall be converted to or continued as ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Eurodollar Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrower promptly upon either (x) the Agent having determined that such circumstances affecting the interbank eurodollar no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 3.1 or (y) the Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert or continue all or any portion of the Revolving Credit Loans to or as Eurodollar Advances.

     3.10. Taxes

     (a) Payments to Be Free and Clear. Provided that all documentation, if any, then required to be delivered by any Lender or the Agent pursuant to subsection
(c) has
been delivered, all sums payable by the Borrower under the Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the Overall Net Income of any Lender (for which payment need not be free and clear but no deduction or withholding shall be made unless then required by applicable law)) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

     (b) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower to the Agent or any Lender under any of the Loan Documents:

     (i) the Borrower shall notify the Agent and such Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

     (ii) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

     (iii) the sum payable by the Borrower to the Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date therefor a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

     (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, the Borrower shall deliver to the Agent and the applicable Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender.

     (c) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States shall deliver to the Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form W-8, Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations
Section 1.1441-4(a), Section 1.1441-6(c), Section 35a9999-4 or Section 35a9999-5
or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441, 1442 or 3406 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. The Borrower shall not be required to pay any additional amount to any such Lender under subsection (b)(iii) above if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve the Borrower of its obligation to pay any additional amounts pursuant to subsection
(b)(iii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

     3.11. Option to Fund

     Each Lender has indicated that, if the Borrower requests a Eurodollar Advance or such Lender makes a Competitive Bid Loan to the Borrower, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance or its Competitive Bid Loans, as the case may be, during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Eurodollar Advance and any amounts owing under Sections 3.5 and 3.7. Each Lender shall be entitled to fund and maintain its funding of all or any part of each Eurodollar Advance and each Competitive Bid Loan in any manner it sees fit, but all such determinations under Section 3.5 and 3.7 shall be made as if each Lender had actually funded and maintained its Commitment Percentage of each such Eurodollar Advance or its Competitive Bid Loans, as the case may be, during the applicable Interest Period through the purchase of deposits in an amount equal to the amount of its Commitment Percentage of such Eurodollar Advance or the amount of its Competitive Bid Loans, as the case may be, having a maturity corresponding to such Interest Period. Any Lender may fund its Commitment Percentage of each Eurodollar Advance or its Competitive Bid Loans, as the case may be, from or for the account of any branch or office of such Lender as such Lender may choose from time to time.


4.       REPRESENTATIONS AND WARRANTIES

     In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans and the Issuing Bank to issue the Letters of Credit and the Lenders to participate therein, the Borrower makes the following representations and warranties to the Agent, the Issuing Bank and each Lender:

     4.1. Subsidiaries

     As of the Effective Date, the Borrower has only the Subsidiaries set forth on, and the percentage ownership by the Borrower and its Subsidiaries of the authorized, issued and outstanding Capital Stock (or partnership or other interests, as the case may be) of each such Subsidiary is as set forth on,
Schedule 4.1. As of the Effective Date, except as set forth on Schedule 4.1, the shares of, or partnership or other interests in, each Subsidiary of the Borrower are owned beneficially and of record by the Borrower or another Subsidiary of the Borrower, are free and clear of all Liens except as permitted by Section 8.2, and are duly authorized, validly issued, fully paid and nonassessable. As of the Effective Date, except as set forth on Schedule 4.1, (i) neither the Borrower nor any of its Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, and (ii) there are no agreements, voting trusts or understandings binding upon the Borrower or any of its Subsidiaries with respect to the voting securities of the Borrower or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

     4.2. Existence and Power

     Each of the Borrower and each of its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

     4.3. Authority

     Each of the Borrower and each of its Subsidiaries has full power and authority to own its Property, conduct its business, and enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate, partnership or other action, as the case may be, and are in full compliance with its certificate of incorporation and by- laws or partnership agreement and/or other organic documents, as the case may be.

     4.4. Binding Agreement

     The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower and each of its Subsidiaries to the extent the Borrower or such Subsidiary, as the case may be, is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     4.5. Litigation

     Except as set forth on Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, or maintained by the Borrower or any of its Subsidiaries, or which may affect the Property of the Borrower or any of its Subsidiaries, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (iii) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

     4.6. Required Consents

     Except for information filings required to be made in the ordinary course of business which are not a condition to the performance by the Borrower or any of its Subsidiaries under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders or holders of any other equity interest, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents to which the Borrower or any of its Subsidiaries is a party or is required as a condition to the validity or enforceability of the Loan Documents to which is a party.

     4.7. Absence of Defaults; No Conflicting Agreements

     (a) Neither the Borrower nor any of its Subsidiaries is in default under any mortgage, indenture (including, without limitation, the Subordinated Indenture), contract or agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could reasonably be expected to have a Material Adverse Effect. No provision of any statute, rule, regulation, judgment, directive, decree or order, or any existing material mortgage, indenture, contract or agreement, in each case binding on the Borrower or any of its Subsidiaries or affecting the Property of the Borrower or any of its Subsidiaries conflicts with, or requires any consent which has not already been obtained under, or would in any way prohibit the execution, delivery or performance by the Borrower or any of its Subsidiaries of the terms of, any Loan Document. The execution, delivery or carrying out of the terms of the Loan
Documents will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture (including, without limitation, the Subordinated Indenture), contract or agreement.

     (b) Neither the Borrower nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

     4.8. Compliance with Applicable Laws

     The Borrower and each of its Subsidiaries is complying in all material respects with all statutes, regulations, rules and orders of all Governmental Authorities which are applicable to the Borrower or such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse Effect.

     4.9. Taxes

     The Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as required under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed against the Borrower or any of its Subsidiaries and no claims are being asserted with respect to such taxes which are required by GAAP (as in effect on the Effective Date) to be reflected in the Financial Statements and are not so reflected therein. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries with respect to all federal, state, local and other taxes are, to the best knowledge of the Borrower, adequate for the payment of all such taxes, and the Borrower knows of no unpaid assessment which is due and payable against the Borrower or any of its Subsidiaries or any claims being asserted which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested as required under Section 7.4, and for which adequate reserves have been set aside in accordance with GAAP.

     4.10. Governmental Regulations

     Neither the Borrower nor any of its Subsidiaries nor any Person controlled by, controlling, or under common control with, the Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness, including, without limitation, statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     4.11. Federal Reserve Regulations; Use of Loan Proceeds

     Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to the making of each Loan, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries.

     4.12. Plans

     Each Employee Benefit Plan maintained or participated in by the Borrower, its Subsidiaries or the ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects. Each Employee Benefit Plan maintained or participated in by the Borrower, its Subsidiaries or the ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects. As of the Effective Date, (i) there are no Unfunded Pension Liabilities under the Pension Plans, excluding any plan which is a Multiemployer Plan, and (ii) there is no Unrecognized Retiree Welfare Liability under any applicable Employee Benefit Plan. The Borrower and each of its Subsidiaries and ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan. As of the Effective Date, the aggregate po-tential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of the Borrower and its Subsidiaries and ERISA Affiliates with respect to all Pension Plans which are Multiemployer Plans does not exceed $250,000. The Borrower and its Subsidiaries and ERISA Affiliates have, as of the Effective Date, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto. No material liability to the PBGC has been, or is expected by the Borrower, any of its Subsidiaries or any ERISA Affiliate to be, incurred by the Borrower, any such Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section includes any joint and several liability. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Code. Notwithstanding anything to the contrary contained in this Section 4.12, no representation or warranty contained in this Section 4.12 shall be made with respect to any liability incurred by the Borrower, any of its Subsidiaries or any ERISA Affiliate in respect of the District 65 Multiemployer Pension Plan, so long as the aggregate amount of all such liabilities does not exceed $2,500,000.

     4.13. Financial Statements

     The Borrower has heretofore delivered to the Agent and the Lenders copies of its Form 10-K for the fiscal year ending December 31, 1995, containing the audited Consolidated Balance Sheets of the Borrower and its Subsidiaries as of December 31, 1995, and December 31, 1994, and the related Consolidated Statements of Operations, Stockholders' Investment and Cash Flows for the periods then ended, and its Form 10-Q for the fiscal quarter ended March 31, 1996 , containing the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries for such fiscal quarter, together with the related Consolidated Statements of Operations, Stockholders' Investment and Cash Flows for the fiscal quarter then ended (with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP. Except as reflected in the Financial Statements or in the footnotes thereto, neither the Borrower nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP, should have been shown in the Financial Statements and was not. Since December 31, 1995, the Borrower and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

     4.14. Property

     Each of the Borrower and each of its Subsidiaries has (i) good and marketable title to all of its Property, title to which is material to the Borrower or such Subsidiary and

(ii) a valid leasehold interest in all Property, a leasehold interest in which is material to the Borrower or such Subsidiary, in each case subject to no Liens, except Permitted Liens.

     4.15. Authorizations

     Each of the Borrower and each of its Subsidiaries possesses or has the right to use all franchises, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse Effect. No event has occurred which permits or, to the best knowledge of the Borrower, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, license or other right which revocation or termination could reasonably be expected to have a Material Adverse Effect.

     4.16. Environmental Matters

     (a) No Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under any Real Property in violation of any Environmental Laws; no Hazardous Substances have been discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws; and there are not now, nor ever have been, on any Real Property any underground or above ground storage tanks regulated under any Environmental Laws.

     (b) Neither the Borrower nor any of its Subsidiaries (i) has received notice (written or oral) or otherwise learned of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remedial costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (x) any non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (ii) has any threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment, (iii) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or may be liable, or (iv) has received notice that the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law.

     4.17. Absence of Certain Restrictions

     No indenture, certificate of designation for preferred stock, agreement or instrument to which the Borrower or any of its Subsidiaries is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary of the Borrower to make Restricted Payments or repay any Indebtedness to the Borrower or to another Subsidiary of the Borrower.

     4.18. Status as Senior Indebtedness

     On and after the Effective Date, the obligations of the Loan Parties under the Loan Documents constitute "Senior Indebtedness" under, and as such term is defined in, the Subordinated Indenture.

     4.19. Security Interest

     The Loan Documents, together with the delivery to the Agent of the promissory notes constituting the Collateral and the continuous possession thereof by the Agent in the State of New York, creates a continuing enforceable security interest in the Collateral, to the extent such creation is governed by the New York Uniform Commercial Code as in effect on the date of this Agreement, securing the payment of the obligations of each of the Loan Parties under the Loan Documents to which it is a party.

     4.20. No Misrepresentation

     No representation or warranty contained in any Loan Document and no certificate, Financial Statement, written notice, or report from time to time furnished by the Borrower or any of its Subsidiaries in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided, however, that any projections and/or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered by any such projections may differ from the projected results.

5.       CONDITIONS TO EFFECTIVENESS

     The effectiveness of this Agreement shall be subject to the fulfillment of the following conditions precedent:

     5.1. Evidence of Action

     The Agent shall have received a certificate, dated the Effective Date, of the Secretary, Assistant Secretary or other analogous counterpart of each Loan Party (i) attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance reasonably satisfactory to the Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its organizational documents, (iii) setting forth the incumbency of the corporate officer(s) or other analogous counterparts thereof who may sign such Loan Documents, including therein a signature specimen of such corporate officer or counterpart, as the case may be, and (iv) attaching a certificate of good standing of the Secretary of State of the State of its formation and each other jurisdiction in which it is qualified to conduct business except, in the case of such other jurisdiction, when the failure to be in good standing in such jurisdiction would not have a Material Adverse Effect.

     5.2. This Agreement

     The Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a facsimile signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof).

     5.3. Notes

     The  Agent  shall  have  received  the  Revolving   Credit  Notes  and  the
Competitive Bid Notes, duly executed by an Authorized Signatory of the Borrower.

     5.4. Subsidiary Guaranty

     The Borrower shall have delivered or caused to be delivered to the Agent a guaranty, dated the Effective Date, executed by each of the parties listed on
Schedule  5.4,  and in the  form of  Exhibit  I (as  the  same  may be  amended,
supplemented   or  otherwise   modified  from  time  to  time,  the  "Subsidiary
Guaranty").

     5.5. Absence of Litigation

     There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in the Loan Documents and no action or proceeding by or before any Governmental Authority has been commenced and is pending or, to the knowledge of the Borrower, threatened, seeking to prevent or delay the transactions contemplated by the Loan Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of the Borrower to the foregoing effects.

     5.6. Approvals and Consents

     All approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents shall have been obtained and shall be in full force and effect, and all required notices have been given and all required waiting periods shall have expired, and the Agent shall have received a certificate, in all respects satisfactory to the Agent, of an executive officer of the Borrower to the foregoing effects.

     5.7. Intercompany Notes

     Each Loan Party  shall have  delivered  to the Agent,  in  accordance  with
Section 8.5(f), a promissory note evidencing Intercompany Indebtedness owing to such Person, together with an allonge evidencing the pledge of such note to the Agent.

     5.8. Opinion of Counsel

     The Agent shall have received an opinion of Cummings & Lockwood, counsel to the Borrower and the parties listed on Schedule 5.4, addressed to the Agent, the Co-Agent, the Issuing Bank and the Lenders (and permitting Special Counsel to rely thereon), and dated the Effective Date, substantially in the form of Exhibit L.

     5.9. Opinion of Special Counsel

     The Agent shall have received an opinion of Special Counsel, addressed to the Agent, the Issuing Bank and the Lenders and dated the Effective Date, substantially in the form of Exhibit M.

     5.10. Subordinated Indenture

     The Agent shall have received a fully executed copy of the Subordinated Indenture, certified to be a true and complete copy thereof by the Secretary or Assistant Secretary of the Borrower, which shall be in form and substance satisfactory to the Agent.

     5.11. Property, Public Liability and Other Insurance

     The Agent shall have received a certificate of all insurance maintained by the Borrower and its Subsidiaries in form and substance reasonably satisfactory to the Agent.

     5.12. Fees

     All fees payable to the Agent on the first Borrowing date shall have been paid.

     5.13. Fees and Expenses of Special Counsel

     The  fees  and  expenses  of  Special   Counsel  in  connection   with  the
preparation, negotiation and closing of the Loan Documents shall have been paid.

     5.14. Other Documents

     The Agent shall have received such other documents, each in form and substance reasonably satisfactory to the Agent, as the Agent shall reasonably require in connection with the making of the first Revolving Credit Loans and the issuance of first Letters of Credit.


6.       CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT

     The obligation of each Lender to make any Loan or the Issuing Bank to issue any Letter of Credit on a Borrowing Date and each Lender to participate therein is subject to the prior satisfaction of the conditions precedent to effectiveness set forth in Section 5 and to the satisfaction of the following conditions precedent as of the date of such Loan or the issuance of such Letter of Credit, as the case may be:

     6.1. Compliance

     On each Borrowing Date and after giving effect to the Loans to be made and the Letters of Credit to be issued thereon (i) there shall exist no Default or Event of Default, (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date, and
(iii) no Material Adverse Change shall have occurred since December 31, 1995. Each borrowing by the Borrower shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

     6.2. Borrowing Request; Letter of Credit Request; Competitive Bid Request

     With respect to the Loans to be made, and the Letters of Credit to be issued, on each Borrowing Date, the Agent shall have received, (i) in the case of Revolving Credit Loans, a Borrowing Request, (ii) in the case of Letters of Credit, a Letter of Credit Request, and (iii) in the case Competitive Bid Loans, a Competitive Bid Request and such other documents required to be delivered pursuant to Section 2.4, in each case duly executed by an Authorized Signatory of the Borrower.

     6.3. Other Documents

     The Agent shall have received such other documents as the Agent or the Lenders shall reasonably request.


7.       AFFIRMATIVE COVENANTS

     The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Bank or the Agent, the Borrower shall:

     7.1. Financial Statements and Information

     Maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Lender:

     (a) As soon as available, but in any event within 90 days after the end of each fiscal year, a copy of its Consolidated Balance Sheet as at the end of such fiscal year, together with the related Consolidated Statements of Operations, Stockholders' Investment and Cash Flows as of and through the end of such fiscal year, setting forth in each case in comparative form the figures for the preceding fiscal year. The Consolidated Balance Sheet and Consolidated Statements of Operations, Stockholders' Equity and Cash Flows shall be audited and certified without qualification by the Accountants, which certification shall (i) state that the examination by such Accountants in connection with such

Consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (ii) include the opinion of such Accountants that such Consolidated financial statements have been prepared in accordance with GAAP in a manner consistent with prior fiscal periods, except as otherwise specified in such opinion. Notwithstanding any of the foregoing, the Borrower may satisfy its obligation under this subsection (a) by furnishing copies of the Borrower's annual report on Form 10-K in respect of such fiscal year, together with the financial statements required to be attached thereto, provided the Borrower is required to file such annual report on Form 10-K with the SEC and such filing is actually made.

     (b) As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters, a copy of the Consolidated Balance Sheet of the Borrower as at the end of each such quarterly period, together with the related Consolidated Statements of Operations, Stockholders' Investment and Cash Flows for such period and for the elapsed portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding periods of the preceding fiscal year, certified by a Financial Officer of the Borrower, as being complete and correct in all material respects and as presenting fairly the Consolidated financial condition and the Consolidated results of operations of the Borrower and its Subsidiaries. Notwithstanding any of the foregoing, the Borrower may satisfy its obligation under this subsection (b) by furnishing copies of the Borrower's quarterly report on Form 10-Q in respect of such fiscal quarter, together with the financial statements required to be attached thereto, provided the Borrower is required to file such quarterly report on Form 10-Q with the SEC and such filing is actually made.

     (c) Within 45 days after the end of each of the first three fiscal quarters (90 days after the end of the last fiscal quarter), a Compliance Certificate, certified by a Financial Officer of the Borrower.

     (d) As soon as available, but in any event within 45 days after the end of each fiscal quarter, a copy of (i) the Borrower's directors' report in respect of such fiscal quarter, and (ii) the Borrower's daily cash flow report, dated as of the end of the most recent fiscal quarter.

     (e) Such other information as the Agent or any Lender may reasonably request from time to time.

     7.2. Certificates; Other Information

     Furnish to the Agent and each Lender:

     (a) Prompt written notice if: (i) any Indebtedness of the Borrower or any of its Subsidiaries in an aggregate amount in excess of $250,000 is declared or shall become due and payable prior to its stated maturity, or is called and not paid when due, (ii) a default shall have occurred under any note (other than the Notes) or the holder of any such note, or other evidence of Indebtedness, certificate or security evidencing any such Indebtedness or any obligee with respect to any other Indebtedness of the Borrower or any of its Subsidiaries has the right to declare Indebtedness in an aggregate amount in excess of $250,000 due and payable prior to its stated maturity or, (iii) there shall occur and be continuing a Default, an Event of Default or a Material Adverse Change.

     (b) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse Effect or which calls into question the validity or enforceability of any of the Loan Documents, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document, (ii) any lapse or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, and (iii) any refusal by any Person or Governmental Authority to renew or extend any such material license, permit, franchise or other authorization, which lapse, termination, refusal or dispute could reasonably be expected to have a Material Adverse Effect.

     (c) Promptly upon becoming available, copies of all material (i) special reports, schedules and other material which the Borrower or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof and (ii) news releases and annual reports relating to the Borrower or any of its Subsidiaries.

     (d) Prompt written notice in the event that the Borrower, any of its Subsidiaries or any ERISA Affiliate knows, or has reason to know, that (i) any Termination Event with respect to a Pension Plan (other than the District 65 Multiemployer Pension Plan, so long as the aggregate amount of all liabilities incurred by the Borrower, its Subsidiaries and the ERISA Affiliates in respect thereof shall not exceed $2,500,000) has occurred or will occur, (ii) any condition exists with respect to a Pension Plan (other than the District 65 Multiemployer Pension Plan, so long as the aggregate amount of all liabilities incurred by the Borrower, its Subsidiaries and the ERISA Affiliates in respect thereof shall not exceed $2,500,000) which presents a material risk of termination of the Pension Plan, imposition of an excise tax, requirement to provide security to the Pension Plan or other liability on the Borrower, any of its Subsidiaries or any ERISA Affiliate, (iii) the Borrower, any of its Subsidiaries or any ERISA Affiliate has applied for a waiver of the minimum funding standard under Section 412 of the Code with respect to a Pension Plan (other than the District 65 Multiemployer Pension Plan, so long as the aggregate amount of all liabilities incurred by the Borrower, its Subsidiaries and the ERISA Affiliates in respect thereof shall not exceed $2,500,000), (iv) the aggregate amount of the Unfunded Pension Liabilities under all Pension Plans is in excess of $250,000, (v) the aggregate amount of Unrecognized

Retiree Welfare Liability under all applicable Employee Benefit Plans is in excess of $250,000, (vi) the Borrower, any of its Subsidiaries or any ERISA Affiliate has engaged in a Prohibited Transaction with respect to an Employee Benefit Plan, (vii) the imposition of any tax under Section 4980B(a) of the Code or (viii) the assessment of a civil penalty under Section 502(c) of ERISA, together with a certificate of the president or a Financial Officer of the Borrower setting forth the details of such event and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, together with a copy of all notices and filings with respect thereto.

     (e) Prompt written notice in the event that Borrower, any of its Subsidiaries or any ERISA Affiliate shall receive a demand letter from the PBGC notifying the Borrower, such Subsidiary or such ERISA Affiliate of any final decision finding liability and the date by which such liability must be paid, together with a copy of such letter and a certificate of the president or a Financial Officer of the Borrower setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

     (f) Promptly upon the same becoming available, and in any event by the date such amendment is adopted, a copy of any Pension Plan amendment that the Borrower, any of its Subsidiaries or any ERISA Affiliate proposes to adopt which would require the posting of security under Section 401(a)(29) of the Code, together with a certificate of the president or a Financial Officer of the Borrower setting forth the reasons for the adoption of such amendment and the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

     (g) As soon as possible and in any event by the tenth day after any required installment or other payment under Section 412 of the Code owed to a Pension Plan shall have become due and owing and remain unpaid a copy of the notice of failure to make required contributions provided to the PBGC by the Borrower, any of its Subsidiaries or any ERISA Affiliate under Section 412(n) of the Code, together with a certificate of the president or a Financial Officer setting forth the action which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto.

     (h) If the termination of any Pension Plan would result in the imposition of any tax under Section 4980 of the Code, then as soon as possible, but in no event less than 60 days before the due date of the tax, a certificate of the president or a Financial Officer of the Borrower setting forth the estimated amount of such tax, any reversion, and the proposed use of such reversion. This subsection shall apply to a transaction notwithstanding a reduction or complete elimination of a tax because of the operation of either Sections 4980(d) or 420(a)(3)(A) of the Code.

     (i) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law.

     (j) Such other information as the Agent or any Lender shall reasonably request from time to time.

     7.3. Legal Existence

     Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each of its Subsidiaries to maintain, its corporate, partnership or analogous existence, as the case may be, in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

     7.4. Taxes

     Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to, the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or such Subsidiary (other than a Lien described in Section 8.2(a)(i)), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, provided that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.5. Insurance

     Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried.

     7.6. Performance of Obligations

     Pay and discharge when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, might (i) have a Material Adverse Effect, or (ii) become a Lien upon

Property of the Borrower or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.7. Condition of Property

     At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's business.

     7.8. Observance of Legal Requirements

     Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

     7.9. Inspection of Property; Books and Records; Discussions

     At all reasonable times, upon reasonable prior notice, permit representatives of the Agent and each Lender to visit the offices of the Borrower and each of its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, and to examine and inspect the Property of the Borrower and each such Subsidiary and to meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

     7.10. Authorizations

     Maintain, and cause each of its Subsidiaries to maintain, in full force and effect, all material licenses, franchises, permits, licenses, authorizations and other rights as are necessary for the conduct of its business.

     7.11. Financial Covenants

     (a) Interest Coverage Ratio. As of any date, maintain an Interest Coverage Ratio of not less than 4.00:1.00.

     (b) Leverage Ratio. As of any date, maintain a Leverage Ratio of not more than 3.00:1.00.

     (c) Consolidated Net Worth. As of any date, maintain Consolidated Net Worth in an amount not less than the sum of (i) $125,000,000, (ii) 50% of the cumulative positive net income of the Borrower and its Subsidiaries on a Consolidated basis in respect of each completed fiscal quarter during the period commencing on January 1, 1996 and ending on such date, and (iii) 50% of the difference, if any, between Consolidated Net Worth as of such date and Consolidated Net Worth as of December 31, 1995, to the extent such difference shall have resulted from equity issuances by the Borrower or any of its Subsidiaries or conversions of the Subordinated Debentures into equity pursuant to the terms thereof.

     7.12. Additional Material Domestic Subsidiaries

     (a) On or prior to each date hereafter upon which a Person shall have become a Material Domestic Subsidiary, cause such Material Domestic Subsidiary to become a party to the Subsidiary Guaranty, in accordance with the terms thereof, on and as of such date.

     (b) Cause each Material Domestic Subsidiary which shall have become a party to the Subsidiary Guaranty at any time after the Effective Date, to deliver to the Agent, simultaneously with the execution and delivery of the same, (i) a certificate, dated the date such Material Domestic Subsidiary shall have become a party to the Subsidiary Guaranty, executed by such Material Domestic
Subsidiary and substantially in the form of, and with substantially the same attachments as, the certificate which would have been required under Section 5.1 if such Material Domestic Subsidiary had become a party to the Subsidiary Guaranty on or before the Effective Date, (ii) each promissory note evidencing Intercompany Indebtedness required to be pledged to the Agent pursuant to
Section 8.5(f) and (iii) if requested by the Agent, an opinion of counsel to such Material Domestic Subsidiary, covering the same matters with respect to such Material Domestic Subsidiary as were covered by the opinions delivered pursuant to Section 5.8, in form and substance reasonably satisfactory to the Agent.

     7.13. Concerning the Collateral

     The Borrower shall, and shall cause each other Loan Party to, promptly execute and deliver at its own expense, all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Agent may reasonably request from time to time, in order to perfect and protect the security interest granted to the Agent in the Collateral or to enable the Agent to exercise and enforce its rights and remedies with respect to the Collateral.


     8. NEGATIVE COVENANTS

     The Borrower agrees that, so long as this Agreement is in effect, any Loan or Reimbursement Obligation (contingent or otherwise) in respect of any Letter of Credit remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender, the Issuing Agent or the Agent, the Borrower shall not, directly or indirectly:

     8.1. Indebtedness

     Create, incur, assume or suffer to exist any Indebtedness, or permit any of its Subsidiaries so to do, except (i) Indebtedness under the Loan Documents,
(ii) Indebtedness under the Subordinated Indenture and in respect of the Subordinated Debentures, (iii) the Subordinated Indenture Refinance Indebtedness, (iv) Indebtedness set forth on Schedule 8.1, (v) Intercompany
Indebtedness, (vi) Indebtedness of the Borrower and its Subsidiaries not in excess of $10,000,000 in the aggregate at any one time outstanding under reimbursement agreements (other than the Reimbursement Agreements) in respect of letters of credit, (vii) Indebtedness in respect of Sale and Leaseback Transactions permitted under Section 8.9, (viii) Indebtedness of the Borrower and its Subsidiaries incurred in the ordinary course of business (A) in respect of capital leases, (B) secured by Liens on Property (including, in the event such Property constitutes capital stock of a newly acquired Subsidiary of the Borrower, Liens on the Property of such Subsidiary) acquired by the Borrower or any of its Subsidiaries after the date hereof, provided that such Liens are in existence on the date of such acquisition and were not placed on such Property in contemplation of such acquisition, and (C) other purchase money Indebtedness of the Borrower and its Subsidiaries, provided that, in each case under this clause (viii), the Lien securing such Indebtedness is permitted by Section 8.2,
(ix) Indebtedness of the Borrower not in excess of $15,000,000 at any one time outstanding in respect of industrial development bonds issued for its benefit, and (x) other unsecured Indebtedness of the Borrower and its Subsidiaries not in excess of $20,000,000 in the aggregate at any one time outstanding.

     8.2. Liens

     (a) Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except (i) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest, (ii) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA), (iii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely affect the value of such real Property or the financial condition of the Borrower or such Subsidiary or impair its use for the operation of the business of the Borrower or such Subsidiary,
(v) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest,
(vi) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest, (vii) Liens arising under Sale and Leaseback Transactions permitted under Section 8.9, (viii) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.2, (ix) Liens under capital leases and Liens on Property (including, in the event such Property constitutes capital stock of a newly acquired Subsidiary of the Borrower, Liens on the Property of such Subsidiary) hereafter acquired and either existing on such Property when acquired, or created contemporaneously with such acquisition, to secure the payment or financing of the purchase price thereof, provided that such Liens attach only to the Property so purchased or acquired and provided further that the Indebtedness secured by such Liens is permitted by Section 8.1(viii), and (x) Liens securing Indebtedness permitted by
Section 8.1(ix).

     (b) Enter into or permit any of its Subsidiaries to enter into, any agreement which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired except (i) purchase money mortgages or capital leases otherwise permitted by this Agreement in which case, any prohibition or limitation shall only be effective against the assets financed thereby, and (ii) this Agreement.

     8.3. Merger, Consolidations and Acquisitions

     Consolidate with, be acquired by, merge into or with any Person, make any Acquisition or enter into any binding agreement to do any of the foregoing which is not contingent on obtaining the consent of the Required Lenders, or permit any Subsidiary so to do, except:

     (a) Acquisitions pursuant to Sale and Leaseback Transactions permitted under Section 8.9;

     (b) provided that (i) the Agent shall have received ten days' prior written notice and (ii) immediately before and after giving effect thereto no Default or Event of Default shall exist, any direct or indirect wholly-owned Subsidiary of the Borrower may merge or consolidate with the Borrower or any other direct or indirect wholly-owned

Subsidiary of the Borrower, provided that in the event of a merger of the Borrower and such wholly-owned Subsidiary, the Borrower shall be the survivor;

     (c) mergers involving Subsidiaries as part of an Acquisition permitted by subsection (e) below, provided that no Capital Stock is issued in connection therewith except to the extent permitted by Section 8.12;.

     (d) Investments permitted by Section 8.5; and

     (e) other Acquisitions by the Borrower or any Subsidiary provided that the following conditions are satisfied:

          (i) no Default or Event of Default shall exist immediately before or after giving effect to such Acquisition;

          (ii) the Person to be acquired or the owner of the Property to be acquired, as the case may be, is engaged at the time of such Acquisition in substantially the same line of business as the Borrower or such Subsidiary, as the case may be;

          (iii) the Acquisition shall have been approved by the Managing Person of the Person to be acquired or the owner of the Property to be acquired, as the case may be, and by the Managing Person of the Borrower or such Subsidiary, as the case may be;

          (iv) all of the representations and warranties contained in Section 4 shall be true and correct as if made at the time of the Acquisition, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date;

          (v) the aggregate consideration (excluding any portion thereof constituting Capital Stock of the Borrower or such Subsidiary, as the case may be) paid in connection with such Acquisition (or series of related transactions) shall not exceed $50,000,000;

          (vi) in the event that the aggregate consideration paid in connection with such Acquisition shall be greater than $7,500,000, the Agent shall have received a certificate (containing calculations in reasonable detail with respect to the matters set forth in clause (B) below) of the Financial Officer of the Borrower, in all respects satisfactory to the Agent and dated the date of such Acquisition, certifying (A) with respect to the matters set forth in clauses (i) and (iv) of this Section 8.3(e) and (B) that immediately after giv-ing effect to such Acquisition and any Indebtedness incurred or assumed in connection therewith, the Borrower will be in compliance with each of the financial covenants contained in Section 7.11;

          (vii) in the event that (A) the aggregate consideration to be paid in connection with such Acquisition shall be greater than $37,500,000, and (B) all or any portion of such consideration is to be financed with the proceeds of any Loans or in connection with the issuance of any Letter of Credit, the Required Lenders shall have consented to such Acquisition in writing;

          (viii) in the event that the aggregate consideration (excluding any portion thereof constituting Capital Stock of the Borrower or such Subsidiary, as the case may be) paid in connection with such Acquisition (or series of related transactions) shall exceed $15,000,000, the Agent shall have received:

                    (A) copies of the audited balance sheets and related statements of income and cash flows of the Person to be acquired or the owner of the Property to be acquired, as the case may be, for the three fiscal years immediately preceding the date of such Acquisition (or if such audited statements are not available, unaudited statements for such periods certified by a Financial Officer of such Person or owner, as the case may be), together with, in each case if available, unaudited quarterly balance sheets and related statements of income and cash flows for the fiscal quarters of such Person or owner, as the case may be, ending after the date of the last such annual financial statement;

                    (B) a certificate  of the Financial  Officer of the Borrower
               (including computations, where applicable) in all respects satisfactory to the Agent and dated the date of such Acquisition, certifying that after giving effect to such Acquisition and any Indebtedness incurred or assumed in connection therewith which is permitted by Section 8.1, the Borrower will be in compliance with each of the financial covenants contained in Section 7.11 on a pro-forma basis after giving effect to such Acquisition and any Indebtedness incurred or assumed in connection therewith which is permitted by Section 8.1 for the period from the date of such Acquisition through the first day of the fourth full fiscal quarter ending after the date of such Acquisition; and

          (ix) the Agent shall have received such other information or documents as the Agent shall have reasonably requested.

          8.4. Dispositions

     Make any Disposition, or permit any of its Subsidiaries so to do, except:

               (a)  Dispositions  of any  Investments  permitted  under  Section
          8.5(a);

               (b) Dispositions pursuant to Sale and Leaseback Transactions permitted under Section 8.9; and

               (c) other Dispositions not in excess of $10,000,000 in the aggregate during any fiscal year.

     8.5. Investments, Loans, Etc.

     At any time, purchase or otherwise acquire, hold or invest in the Capital Stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution, time deposit or otherwise, in or with any Person, or permit any of its Subsidiaries so to do, (all of which are sometimes referred to herein as "Investments") except:

               (a) Investments by the Borrower or any Subsidiary in Cash Equivalents;

               (b)  Investments  existing  on the date  hereof  as set  forth on
          Schedule 8.5;

               (c) normal business banking accounts and short-term certificates of deposit and time deposits in, or issued by, federally insured institutions in amounts not exceeding the limits of such insurance;

               (d) Acquisitions permitted by Section 8.3;

               (e)  Investments  in  joint  ventures  by the  Borrower  and  its
          wholly-owned   Subsidiaries  not  in  excess  of  $25,000,000  in  the
          aggregate at any one time outstanding; and

               (f) Investments by the Borrower or any of its wholly-owned Subsidiaries in Intercompany Indebtedness permitted under Section 8.1, provided that any such Intercompany Indebtedness owed to any Loan Party shall be evidenced by a promissory note and such note (except a note which evidences Indebtedness payable to a Foreign Subsidiary) shall be pledged and delivered to the Agent as collateral security for all of the obligations and liabilities of such Loan Party under the Loan Documents, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

     8.6. Restricted Payments

     Declare or pay any Restricted Payments, or permit any of its Subsidiaries so to do, except that: (i) any wholly-owned Subsidiary may declare and/or pay Restricted Payments, and (ii) provided that immediately before and after giving effect thereto, no Default or Event of Default shall or would exist, the Borrower may make Restricted Payments, in respect of each fiscal year, in an aggregate amount not in excess of 50% of the net income of the Borrower and its Subsidiaries on Consolidated basis in respect of such fiscal year. Restricted Payments shall be calculated on a noncumulative basis so that payments not made in a fiscal year may not be carried over and made in any subsequent fiscal year.

     8.7. Line of Business; Cash Management Procedures

     (a) Engage in any business, or permit any of its Subsidiaries so to do, that is materially different from the business conducted by the Borrower and the Subsidiaries on the Effective Date.

     (b) Alter or modify in any material respect the international cash management procedures for its Subsidiaries from those in effect on the Effective Date, or permit any of its Subsidiaries so to do.

     8.8. ERISA

     Establish or contribute, or permit any of its Subsidiaries so to do, to any Pension Plan (other than an Existing Pension Plan) except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect, cause any Pension Plan to have a Funded Current Liability Percentage of less than 60 percent, or increase benefits, or permit any of its Subsidiaries so to do, under any Employee Benefit Plan or establish or contribute to any new Employee Benefit Plan except to the extent that the same could not reasonably be expected to result in a Material Adverse Effect.

     8.9. Sale and Leaseback Transactions

     Enter into any Sale and Leaseback Transaction, or permit any of its Subsidiaries so to do, except that (a) the Borrower may enter into Sale and Leaseback Transactions in an amount not in excess of $15,000,000 at any one time outstanding in respect of industrial development bonds issued for its benefit, and (b) the Borrower and its Subsidiaries may enter into other Sale and Leaseback Transactions in an amount not in excess of $10,000,000 in the aggregate at any one time outstanding.

     8.10. Amendments, Etc. of Certain Documents and Agreements

     Amend, supplement or otherwise modify (i) its certificate of incorporation or by-laws, or cause, permit or otherwise allow any Subsidiary to amend, supplement or otherwise modify its certificate of incorporation or by-laws or, if such Subsidiary is not a corporation, any analogous counterpart thereof, or
(ii) the Subordinated Indenture as in effect on the date hereof, unless, in any such case, such amendment, supplement or modification would not materially and adversely affect the Issuing Bank, the Agent or any Lender.

     8.11. Transactions with Affiliates

     Become, or permit any Subsidiary to become, a party to any transaction with an Affiliate of the Borrower on a basis less favorable to the Borrower and its Subsidiaries than if such transaction were not with an Affiliate.

     8.12. Issuance of Additional Capital Stock

     Issue any additional Capital Stock, or permit any of its Subsidiaries so to do, provided that if no Default or Event of Default would exist immediately before or after giving effect thereto, the Borrower or any of its Subsidiaries may issue additional Capital Stock (other than Disqualified Stock).

     8.13. Limitation on Certain Restrictions on Subsidiaries

     Directly or indirectly create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any of its Subsidiaries to (i) pay Restricted Payments or any Indebtedness owed to the Borrower or any of its Subsidiaries of the Borrower, (ii) make loans or advances to the Borrower or any Subsidiary of the Borrower or (iii) transfer any of its Property to the Borrower, or permit any of its Subsidiaries so to do, except for such encumbrances or restrictions existing under or by reason of (x) applicable law and (y) the Loan Documents.


9.       DEFAULT

     9.1. Events of Default

     The following shall each constitute an "Event of Default" hereunder:

     (a) The failure of the Borrower to make any payment of principal on any Note, or any reimbursement payment hereunder or under any Reimbursement Agreement, when due and payable; or

     (b) The failure of the Borrower to make any payment of interest, Fees, expenses or other amounts payable under any Loan Document or otherwise to the Agent with respect to the loan facilities established hereunder within five Business Days of the date when due and payable; or

     (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.7, 7.3, 7.11, 7.12 or Section 8; or

     (d) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

     (e) Any representation or warranty made by any Loan Party (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

     (f) Liabilities and/or other obligations of the Borrower (other than its obligations under the Notes) or any of its Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in an aggregate amount in excess of $500,000, (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period for the payment thereof, or (iii) any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof;

     (g) Any license, franchise, permit, right, approval or agreement of the Borrower or any of its Subsidiaries is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof would have a Material Adverse Effect; or

     (h) The Borrower or any of its Subsidiaries shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors,
(iii) generally
not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced),
(vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 45 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Subsidiary; or

     (i) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any of its Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 45 days; or

     (j) Judgments or decrees against the Borrower or any of its Subsidiaries aggregating in excess of $500,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

     (k) The occurrence of an "Event of Default" under, and as such term is defined in, the Subsidiary Guaranty; or

     (l) The Subsidiary Guaranty shall cease, for any reason, to be in full force and effect or any Loan Party which is a party thereto shall so assert in writing or shall disavow any of its obligations thereunder; or

     (m) A Change of Control shall have occurred or been agreed upon; or

     (n) (i) any Termination Event shall occur (other than with respect to the District 65 Multiemployer Pension Plan, so long as the aggregate amount of all liabilities incurred by the Borrower, its Subsidiaries and the ERISA Affiliates in respect thereof shall not exceed $2,500,000); (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan (other than with respect to the District 65 Multiemployer Pension Plan, so long as the aggregate amount of all liabilities incurred by the Borrower, its Subsidiaries and the ERISA Affiliates in respect thereof shall not exceed $2,500,000); (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; (v) the imposition of any tax under
Section 4980B(a) of the Code; (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; or (vii) any other event or condition shall occur or exist with respect to an Employee Benefit Plan which would have a Material Adverse Effect; or

     (o) There shall occur (i) a "Fundamental Change" under, and as such term is defined in, the Subordinated Indenture as in effect on the Effective Date, (ii) an "Event of Default" under, and as such term is defined in, the Subordinated Indenture as in effect on the date hereof, (iii) any other event (other than a voluntary redemption or repurchase by the Borrower of the Subordinated Debentures in accordance with the terms of the Subordinated Indenture) which, after the giving of notice, the lapse of time, or both, or the satisfaction of any other condition, would give the holders of Subordinated Debentures the right to require the Borrower to redeem or repurchase the same, or (iv) an "Event of Default" under, and as such term is defined in, any Subordinated Indenture Refinance Document.

     9.2. Contract Remedies

     (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (h) or (i) above, the Commitments of all of the Lenders and the Letter of Credit Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, any Reimbursement Obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Agent, and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Commitments of all of the Lenders and the Letter of Credit Commitment to be terminated forthwith, whereupon such Commitments and the Letter of Credit Commitment shall im-mediately terminate, and (ii) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, any Reimbursement Obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Agent, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

     (b) In the event that the Commitments of all the Lenders and the Letter of Credit Commitment shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent, the Issuing Bank and the Lenders from or on behalf of the Borrower shall be applied by the Agent, the Issuing Bank and the Lenders in liquidation of the Loans, the Reimbursement Obligations and the other obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;
(ii) second, to the payment of any fees or expenses due the Agent from the Borrower, (iii) third, to reimburse the Agent, the Issuing Bank and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Loans); (v) fifth, to the payment of interest due on the Loans; (vi) sixth, to the payment of principal outstanding on the Loans and under the Reimbursement Agreements; and
(vii) seventh, to the payment of any other amounts owing to the Agent, the Issuing Bank and the Lenders under any Loan Document.


10.      THE AGENT

     10.1. Appointment

     Each of the Issuing Bank and each Lender hereby irrevocably designates and appoints BNY as the Agent of the Issuing Bank and such Lender under the Loan Documents and each of the Issuing Bank and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with the Issuing Bank or any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

     10.2. Delegation of Duties

     The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

     10.3. Exculpatory Provisions

     Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to the Issuing Bank or any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of any Loan Party or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to the Issuing Bank or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of any Loan Party. The Issuing Bank and the Lenders acknowledge that the Agent shall not be under any duty to take any discretionary action permitted hereunder unless the Agent shall be requested in writing to do so by the Required Lenders. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to any Loan Party or any other Person as a consequence of any failure or delay in performance, or any breach, by the Issuing Bank or any Lender of any of its obligations under any of the Loan Documents.

     10.4. Reliance by Agent

     The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent may treat the Issuing Bank or each Lender, as the case may be, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of the Issuing Bank or such Lender, as the case may be, in its Loans, its Notes, the Letters of Credit and the Reimbursement Agreements, as applicable, until written notice of transfer, signed by the Issuing Bank or such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon the Issuing Bank, all the Lenders and all future holders of the Notes and the Reimbursement Obligations.

     10.5. Notice of Default

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from the Issuing Bank, a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuing Bank, the Lenders and the Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

     10.6. Non-Reliance on Agent and Other Lenders

     Each of the Issuing Bank and each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each of the Issuing Bank and each Lender represents to the Agent that it has, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to enter into this Agreement. Each of the Issuing Bank and each Lender also represents that it will, independently and without reliance upon the Agent, the Issuing Bank or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Issuing Bank and/or the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Issuing Bank or any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7. Indemnification

     Each Lender agrees to indemnify and hold harmless the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to the aggregate of the outstanding principal balance of the Loans and any unpaid Reimbursement Obligations (or at any time when no Loans are outstanding and there are no unpaid Reimbursement Obligations, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Agent) by any Loan Party pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Agent has not been paid such fees or has not be reimbursed for such costs and expenses, by the Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment, and the payment of all amounts payable under the Loan Documents.

     10.8. Agent in Its Individual Capacity

     BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Borrower and its Subsidiaries as though BNY were not Agent hereunder. With respect to the Commitment made or renewed by BNY and the Notes issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Issuing Bank or the Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

     10.9. Successor Agent

     If at any time the Agent deems it advisable, in its sole discretion, it may submit to the Issuing Bank and each of the Lenders a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Issuing Bank and the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Loan Parties, the Issuing Bank and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Issuing Bank and the Lenders entitled thereto during such time.

     10.10. Co-Agent

     The Co-Agent shall have no duties or obligations under the Loan Documents.


11. OTHER PROVISIONS

     11.1. Amendments and Waivers

     With the written consent of the Required Lenders, the Agent and the appropriate Loan Parties may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the consent of the Required Lenders, the Agent on behalf of the Issuing Bank and the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

     (a) no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders, (i) increase the Commitment Amount of any Lender or the Aggregate Commitment Amount, (ii) extend the Maturity Date (other than an extension pursuant to Section 2.12), (iii) decrease the rate, or extend the time of payment, of interest of, or change, forgive or extend the time of payment of, the principal amount of, or change the pro rata allocation of payments under, any Note, (iv) release all or substantially all of the collateral or any guarantor (except in connection with the Disposition of such guarantor in which case such guarantor may be released from the Subsidiary Guaranty and any promissory notes evidencing Intercompany Indebtedness of such guarantor may be released by the Agent upon the request of the Borrower), (v) change the provisions of Sections 3.6, 3.10, 9.1(a), 11.1 or 11.7(a), or (vi) change the definition of "Required Lenders"; and

     (b) without the written consent of the Issuing Bank, no such amendment, supplement, modification or waiver shall change the Letter of Credit Commitment, change the amount or the time of payment of the Letter of Credit Commissions or change any other term or provision which relates to the Letter of Credit Commitment or the Letters of Credit or any other rights of the Issuing Bank under any Loan Document; and

     (c) without the written consent of BNY, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Agent hereunder or under the Loan Documents.

     Any such amendment, supplement, modification or waiver shall apply equally to the Issuing Bank and each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Issuing Bank, the Agent and all future holders of the Notes and the Reimbursement Obligations. In the case of any waiver, the parties to the applicable Loan Document, the Issuing Bank, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

     11.2. Notices

     All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by facsimile, when sent, addressed as follows in the case of the Borrower, the Issuing Bank or the Agent, at the Domestic Lending Office, in the case of each Lender, or to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes and the Reimbursement Obligations:

                  The Borrower:

                  Air Express International Corporation
                  120 Tokeneke Road
                  Darien, Connecticut 06820
                  Attention:    Paul J. Gallagher,
                                Vice President and
                                  Treasurer
                  Telephone:    (203) 655-5776
                  Facsimile:    (203) 655-5734

                  The Agent or the Issuing Bank:

                  The Bank of New York
                  One Wall Street
                  Agency Function Administration
                  18th Floor
                  New York, New York 10286
                  Attention:    Ramona Washington
                  Telephone:    (212) 635-4699
                  Facsimile:    (212) 635-6365 or 6366 or 6367

                  with a copy to:

                  Janet L. Wolff,
                  Vice President
                  BNY Business Center, Inc.
                  301 Tresser Boulevard
                  8 Stamford Forum
                  Stamford, Connecticut 06901
                  Telephone:    (203) 967-8000
                  Facsimile:    (203) 967-8006

except that any notice, request or demand by the Borrower to or upon the Agent, the Issuing Bank or the Lenders pursuant to Sections 2.3, 2.4 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

     11.3. No Waiver; Cumulative Remedies

     No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.4. Survival of Representations and Warranties and Certain Obligations

     (a) All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

     (b) The obligations of the Borrower under Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10, 3.11, 11.5 and 11.8 shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment, the payment of the Loans, the Reimbursement Obligations in respect of the Letters of Credit and all other amounts payable under the Loan Documents.

     11.5. Payment of Expenses and Taxes

     The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made or any Letter of Credit is issued (i) to pay or reimburse the Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, the Loan Documents and any amendment,  supplement or modification  thereto  (whether or not executed),  any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Agent, the Issuing Bank and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of any Loan Party under any of the Loan Documents and (B) the enforcement of this Section, (iii) to pay, indemnify, and hold each Lender, the Issuing Bank and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender, the Issuing Bank and the Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the Letters of Credit and the enforcement and performance of the provisions of any subordination agreement in favor of the Agent, the Issuing Bank and the Lenders (all the foregoing, collectively, the "Indemnified Liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay Indemnified Liabilities to the Agent, the Issuing Bank or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent, the Issuing Bank or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all amounts payable under the Loan Documents.

     11.6. Lending Offices

     Each of the Issuing Bank and each Lender shall have the right at any time and from time to time to transfer any Loan or the Reimbursement Obligations to a different office, provided that the Issuing Bank or such Lender shall promptly notify the Agent and the Borrower of any such change of office.

     11.7. Assignments and Participations

     (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Bank, the Agent, all future holders of the Notes and the Reimbursement Obligations, and their respective successors and assigns, except that no Loan Party may assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Agent, the Issuing Bank and each Lender.

     (b) Each of the Issuing Bank and each Lender shall have the right at any time, upon written notice to the Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents to one or more of its affiliates, to one or more of the other Lenders (or to affiliates of such other Lenders) or, with the prior written consent of the Borrower, the Agent and the Issuing Bank (which consent shall not be unreasonably withheld and, in the case of the Borrower, shall not be required upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of its rights and obligations under the Loan Documents to any other Eligible Assignee, provided that (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations (x) to its affiliates or (y) its entire interest) shall be in a minimum amount of $5,000,000 and (ii) there shall be paid to the Agent by it a fee (the "Assignment Fee") of $3,000. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender or the Issuing Bank, as the case may be, thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Agent and at the Borrower's expense to execute and deliver (1) to such assignee, Notes, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Loans assigned to, and Commitments assumed by, such assignee and (2) to such assignor Lender if it did not assign its entire interest, a Revolving Credit Note, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Commitment Amount, if any, and each assignor Lender shall cancel and return to the Borrower its existing Note. Upon any such sale, assignment or other transfer, the Commitments and the Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Agent and a new Exhibit A shall be distributed by the Agent.

     (c) Each of the Issuing Bank and each Lender may grant participations in all or any part of its rights under the Loan Documents to one or Eligible Assignees, provided that (i) its obligations under the Loan Documents shall remain unchanged, (ii) it shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Issuing Bank, the Agent and the Lenders, as applicable, shall continue to deal solely and directly with it in connection with its rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on the Notes or any fees or other amounts payable hereunder, (C) postpone any date fixed for the payment of principal of, or interest on the Notes or any fees or other amounts payable hereunder, or (D) release any security interest or collateral, except to the extent that such release is specifically provided for in any Loan Document. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.10 and 3.11, be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of the Issuing Bank or any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to the Issuing Bank or such Lender, as the case may be, in respect of such interest had the Issuing Bank or such Lender, as the case may be, not sold such participation.

     (d) If any (i) assignment is made pursuant to subsection (b) above or (ii) any participation is granted pursuant to subsection (c) above, shall be made to any Person that is not a United States Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Agent in the case of clause (i), and to the Borrower and the Issuing Bank or the Lender which sold such participation, as the case may be, in the case of clause (ii), as shall be required by Section 3.10(c).

     (e) Neither the Issuing Bank nor any Lender shall, as between and among the Borrower, the Issuing Bank, the Agent and such Lender, as the case may be, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Notes, its Commitment, the Letter of Credit Commitment, or the Reimbursement Agreements, as applicable, except that it shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment, its Notes, the Letter of Credit Commitment, or the Reimbursement Agreements, as applicable, pursuant to subsection (b) above.

     (f) Notwithstanding anything to the contrary contained in this Section, the Issuing Bank or any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

     11.8. Indemnity

     The Borrower agrees to defend, protect, indemnify, and hold harmless the Agent, the Co-Agent, the Issuing Bank and each and all of the Lenders, each of their respective Affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "Indemnified Person" and, collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, ac-tions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnified Persons in connection with any investigative, administrative or judicial proceeding, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, including any liabilities and costs under Environmental Laws, Federal, state or local health or safety laws, regulations, or common law principles, arising from or in connection with the past, present or future operations of the Borrower or any of its Subsidiaries, or their respective predecessors in interest, or the past, present or future environmental condition of the Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any such Property, or the release or threatened release of any Hazardous Substance into the environment from any such Property) in any manner relating to or arising out of the Loan Documents, any commitment letter or fee letter executed and delivered by the Borrower or any of its Subsidiaries, the Issuing Bank and/or the Agent, the capitalization of the Borrower or any of its Subsidiaries, the Commitments, the Letter of Credit Commitment, the making of, issuance of, management of and participation in the Loans or the Letters of Credit, or the use or intended use of the Letters of Credit and the proceeds of the Loans hereunder, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Commitments of all of the Lenders, the Letter of Credit Commitment and the payment of all Indebtedness of the Loan Parties under the Loan Documents.

     11.9. Limitation of Liability

     No claim may be made by the Borrower or any of its Subsidiaries, any Lender or other Person against the Agent, the Co-Agent, the Issuing Bank, any Lender, or any directors, officers, employees, or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any Loan Document, or any act, omission or event occurring in connection therewith, and each of the Borrower and its Subsidiaries, and each of the Co-Agent, the Issuing Bank and each Lender hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     11.10. Counterparts

     Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by facsimile shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower, the Issuing Bank and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by facsimile or other electronic means to the same extent as if originally signed.

     11.11. Adjustments; Set-off

     (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of its Loans, its Notes or the Reimbursement Obligations, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1 (h) or (i), or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, Notes or the Reimbursement Obligations, such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans and Notes, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans and the Notes may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Issuing Bank and the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Section 9.1(a) or (b), each of the Issuing Bank and each Lender shall have the right, without prior notice to the Borrower or any other Loan Party, any such notice being expressly waived by the Borrower and each other Loan Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower or such other Loan Party, as the case may be, to the Issuing Bank or such Lender, as the case may be, any amount owing from the Issuing Bank or such Lender, as the case may be, to the Borrower or such other Loan Party, as the case may be, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by the Issuing Bank or such Lender, as the case may be, against the Borrower or such other Loan Party, as the case may be, or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower or such other Loan Party, as the case may be, or against anyone else claiming through or against the Borrower or such other Loan Party, as the case may be, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by the Issuing Bank or such Lender, as the case may be, prior to the making, filing or issuance, or service upon the Issuing Bank or such Lender, as the case may be, of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each of the Issuing Bank and each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     11.12. Construction

     Each Loan Party represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the party drafting the same shall be inapplicable.

     11.13. Governing Law

     The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

     11.14. Headings Descriptive

     Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

     11.15. Severability

     Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     11.16. Integration

     All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and/or the Issuing Bank and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower, the Agent, the Issuing Bank and the Lenders with respect to the subject matter thereof.

     11.17. Consent to Jurisdiction

     Each Loan Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each Loan Party hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Loan Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

     11.18. Service of Process

     Each Loan Party hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of such Loan Party set forth in Section 11.2 of the applicable Loan Document executed by such Loan Party. Each Loan Party hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

     11.19. No Limitation on Service or Suit

     Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent, the Issuing Bank or any Lender to serve process in any manner permitted by law or limit the right of the Agent, the Issuing Bank or any Lender to bring proceedings against any Loan Party in the courts of any jurisdiction or jurisdictions in which such Loan Party may be served.

     11.20. WAIVER OF TRIAL BY JURY

     EACH OF THE AGENT, THE ISSUING BANK, THE LENDERS AND THE LOAN PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH LOAN PARTY HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ISSUING BANK, THE AGENT, OR THE LENDERS, OR COUNSEL TO THE ISSUING BANK, THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ISSUING BANK, THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH LOAN PARTY ACKNOWLEDGES THAT THE ISSUING BANK, THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                                 AIR EXPRESS INTERNATIONAL
                                                 CORPORATION


                                                 By: /s/ DENNIS M. DOLAN
                                                     ________________________
                                                 Name: Dennis M. Dolan
                                                       ______________________
                                                 Title: Vice President and Chief
                                                        Financial Officer
                                                       ______________________


                                                 THE BANK OF NEW YORK,
                                                 Individually, as Issuing Bank
                                                 and as Agent


                                                 By: /s/DAVID M. DUFFY
                                                     ________________________
                                                 Name: David M. Duffy
                                                       ______________________
                                                 Title: Vice President
                                                       ______________________


                                                 THE FIRST NATIONAL BANK OF
                                                 CHICAGO, Individually and as
                                                 Co-Agent


                                                 By: /s/TIMOTHY J. KING
                                                     ________________________
                                                 Name: Timothy J. King
                                                       ______________________
                                                 Title: Vice President
                                                       ______________________


                                                 THE FIRST NATIONAL BANK OF
                                                 BOSTON


                                                 By: /s/ LISA J. GELFAND
                                                     ________________________
                                                 Name: Lisa J. Gelfand
                                                       ______________________
                                                 Title: Vice President
                                                       ______________________

                                                FIRST UNION BANK OF CONNECTICUT


                                                By: /s/ JAMES J. McKENNA
                                                    ________________________
                                                Name: James J. McKenna
                                                      ______________________
                                                Title: Executive Vice President
                                                      ______________________

                                 AMENDMENT NO. 1
                                       TO
                           REVOLVING CREDIT AGREEMENT


     AMENDMENT NO. 1 (this "Amendment"), dated as of April 24, 1998, to the Revolving Credit Agreement, dated as of June 28, 1996, by and among AIR EXPRESS INTERNATIONAL CORPORATION (the "Borrower"), the Lenders party thereto, THE FIRST NATIONAL BANK OF CHICAGO, as Co-Agent and THE BANK OF NEW YORK, as agent for the Lenders (in such capacity, the "Agent") and as the Issuing Bank (as amended, supplemented or otherwise modified, the "Credit Agreement").

                                    RECITALS

     A. Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein defined.

     B. The Borrower has requested that the Agent and the Lenders amend certain covenants contained in the Credit Agreement, and, subject to the terms and conditions set forth herein, the Agent and the Lenders are willing to agree to the foregoing.

     In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, it is agreed as follows:

     1. Subsection 7.11(c) of the Credit Agreement is amended and restated in its entirety as follows:

               (c) Consolidated Net Worth. As of any date, maintain Consolidated Net Worth in an amount not less than the sum of (i) $250,000,000, (ii) 50% of the cumulative positive net income of the Borrower and its Subsidiaries on a Consolidated basis in respect of each completed fiscal quarter during the period commencing on January 1, 1998 and ending on such date, and (iii) 50% of the difference, if any, between Consolidated Net Worth as of such date and Consolidated Net Worth as of December 31, 1997, to the extent such difference shall have resulted from equity issuances by the Borrower or any of its Subsidiaries.

     2. Section 8.6 of the Credit Agreement is amended and restated in its entirety as follows:

               8.6 Restricted Payments

               Declare or pay any Restricted Payments, or permit any of its Subsidiaries so to do, except that: (i) any wholly-owned Subsidiary may declare and/or pay Restricted Payments to its parent, and
          (ii) provided that immediately before and after giving effect thereto, no Default or Event of Default shall or would exist, the Borrower may make Restricted Payments.

     3. Section 11.2 of the Credit Agreement is amended by deleting the name "Janet L. Wolff" and the address and phone numbers therewith and replacing the same with the following:

                  Geraldine J. Turkington,
                  Vice President
                  The Bank of New York
                  10 Mason Street, 3rd Floor

                  Greenwich, Connecticut  06830
                  Telephone: (203) 863-2697
                  Facsimile:  (203) 863-2610

     4. In order to induce the Agent and the Lenders to execute this Amendment, the Borrower, and each Guarantor (as defined in the Subsidiary Guaranty) (i) certifies that, immediately after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement are true and correct in all respects as of the date hereof and that no Default or Event of Default exists under the Credit Agreement, (ii) reaffirms and admits the validity and enforceability of the Loan Documents and its obligations thereunder, and (iii) agrees and admits that it has no valid defenses to or offsets against any of its obligations to the Bank under the Loan Documents as of the date hereof.

     5. By signing below, each Guarantor consents to this Amendment.

     6. In all other respects, the Credit Agreement and the other Loan Documents shall remain in full force and effect.

     7. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart containing the signature of the party to be charged.

     8. This Amendment is being delivered in and is intended to be performed in the State of New York and shall be construed and is enforceable in accordance with, and shall be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

     9. This Amendment shall be subject to such conditions and limitations as are specified herein, and the rights of the Borrower, the Lenders, the

Issuing Bank and the Agent under the Credit Agreement and the other Loan Documents shall be otherwise unaffected.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.


                               AIR EXPRESS INTERNATIONAL CORPORATION


                               By:      /s/PAUL J. GALLAGHER
                               Name:    Paul J. Gallagher
                               Title:   Vice President and Treasurer



                              THE BANK OF NEW YORK,
                              Individually, as Issuing Bank
                              and as Agent


                              By:       /s/ GERALDINE J. TURKINGTON
                              Name:     Geraldine J. Turkington
                              Title:    Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              Individually and as Co-Agent


                              By:       /s/ AARON LANSKI

                              Name:     Aaron Lanski
                              Title:    Vice President


                              BANKBOSTON, N.A.


                              By:       /s/ RICHARD KLOUDA
                              Name:     Richard Klouda
                              Title:    Vice President


                              FIRST UNION NATIONAL BANK


                              By:       /s/ STEVEN DOROSH
                              Name:     Steven Dorosh
                              Title:    Vice President



CONSENTED AND AGREED TO:

AIR EXPRESS INTERNATIONAL USA, INC.
VOTAINER USA, INC.
RADIX VENTURES, INC.
LUSK SHIPPING COMPANY, INC.
RADIX GROUP INTERNATIONAL, INC.

As to each of the foregoing:


By:       /s/ PAUL J. GALLAGHER
Name:     Paul J. Gallagher
Title:    Vice President and Treasurer